                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                 SCHEDULE 14A

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                              (Amendment No.    )


Filed by the Registrant [X]  Filed by a Party other than the Registrant [_]

Check the appropriate box:


[_] Preliminary Proxy Statement


[_] Confidential, for Use of the Commission Only (as permitted by Rule)
    14a-6(e)(2))


[X] Definitive Proxy Statement


[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-12



                                   AT&T Inc.
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               (Name of Registrant as Specified In Its Charter)



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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

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   (2) Aggregate number of securities to which transaction applies:

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   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4) Proposed maximum aggregate value of transaction:

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   (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

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

[LOGO]

[front cover]


[AT&T LOGO]


                                             2006
                                             NOTICE OF
                                             ANNUAL MEETING &
                                             PROXY STATEMENT

                                             AT&T INC.

[INSIDE FRONT COVER]

"Most Admired
Telecom Company in
America and the World"


This is the 9th time in the past 11 years
AT&T was named most admired in America.

This is the 8th time in the past 9 years
AT&T was named most admired in the world.


Source: Fortune magazine, February 2006

                                   Notice of
                        Annual Meeting of Stockholders


    The 2006 Annual Meeting of Stockholders of AT&T Inc., formerly known as SBC Communications Inc., a Delaware corporation, will be held at 9:00 a.m. Central time on Friday, April 28, 2006, at the Alzafar Shrine Temple, 901 North Loop 1604 West, San Antonio, Texas. The items of business are:

   .  Elect 17 Directors
   . Approve appointment of Ernst & Young LLP as independent auditors of AT&T Inc. for 2006
   .  Approve 2006 Incentive Plan
   .  Approve amendment to AT&T Inc. Restated Certificate of Incorporation

   . Act upon such other matters, including certain stockholder proposals if submitted, as may properly come before the meeting.


    Holders of AT&T Inc. common stock of record at the close of business on March 1, 2006, are entitled to vote at the meeting and any adjournment of the meeting. A list of these stockholders will be available for inspection during business hours from April 13 through April 27, 2006, at 175 E. Houston,
San Antonio, Texas, and will also be available at the Annual Meeting.


    By Order of the Board of Directors.

                       /s/
                       Ann Effinger Meuleman
                       Vice President and Secretary
                       March 11, 2006



                               IMPORTANT NOTICE
    If you do not plan to attend the Annual Meeting to vote your shares, please complete, date, sign and promptly mail the enclosed proxy card in the return envelope provided. No postage is necessary if mailed in the United States. Stockholders of record may also give their proxy by telephone or through the Internet in accordance with the instructions accompanying the proxy card. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

                                PROXY STATEMENT


    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AT&T Inc. ("AT&T" or the "Company") for use at the 2006 Annual Meeting of Stockholders of AT&T. The meeting will be held at 9:00 a.m. Central time on Friday, April 28, 2006, at the Alzafar Shrine Temple, 901 North Loop 1604 West, San Antonio, Texas. The purposes of the meeting are set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy card are being mailed beginning March 11, 2006, to stockholders of record of AT&T's common stock, $1.00 par value per share, at the close of business on March 1, 2006. Each share entitles the registered holder to one vote. As of January 31, 2006, there were 3,879,759,768 shares of AT&T common stock outstanding.


    All shares represented by proxies will be voted by one or more of the persons designated on the enclosed proxy card in accordance with the stockholders' directions. If the proxy card is signed and returned without specific directions with respect to the matters to be acted upon, the shares will be voted in accordance with the recommendations of the Board of Directors. Any stockholder giving a proxy may revoke it at any time before such proxy is voted at the meeting by giving written notice of revocation to the Vice President and Secretary of AT&T, by submitting a later-dated proxy, or by attending the meeting and voting in person. The Chairman of the Board and Chief Executive Officer will announce the closing of the polls during the Annual Meeting. Proxies must be received prior to the closing of the polls in order to be counted.

    Instead of submitting a signed proxy card, stockholders may submit their proxies by telephone or through the Internet using the instructions accompanying the proxy card. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the proxy card. Similar procedures may also be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian.

    The proxy card, or a proxy submitted by telephone or through the Internet, will also serve as voting instructions to the plan administrator or trustee for any shares held on behalf of a participant under any of the following employee benefit plans: the AT&T Savings Plan, the AT&T Savings and Security Plan, the Old Heritage Advertising & Publishers, Inc. Profit Sharing Plan, the AT&T PAYSOP, the Pacific Telesis Group Employee Stock Ownership Plan, the Tax Reduction Act Stock Ownership

Plan (the "TRASOP") sponsored by The Southern New England Telephone Company, the AT&T Long Term Savings Plan for Management Employees, the AT&T Long Term Savings and Security Plan, the AT&T Retirement Savings and Profit Sharing Plan, the AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees, the AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan, the AT&T Employee Stock Ownership Plan, and the Cingular Wireless 401(k) Savings Plan. Shares in each of the foregoing employee benefit plans (except the Old Heritage plan) for which voting instructions are not received, subject to the trustees' fiduciary obligations, will be voted by the trustees in the same proportion as the shares for which voting instructions are received from other participants in each such plan. For shares held in the Old Heritage plan, the trustee has discretionary authority to vote the shares for which no voting instructions are received. To allow sufficient time for voting by the trustees and/or administrators of the plans, your voting instructions must be received by April 25, 2006.


    In addition, the proxy card or a proxy submitted by telephone or through the Internet will constitute voting instructions to the plan administrator pursuant to The DirectSERVICE Investment Program sponsored and administered by Computershare Trust Company, N.A. (AT&T's transfer agent) for shares held on behalf of plan participants.


    If a stockholder participates in these plans and/or maintains stockholder accounts under more than one name (including minor differences in registration, such as with or without a middle initial), the stockholder may receive more than one set of proxy materials. To ensure that all shares are voted, please sign and return every proxy card received or submit a proxy by telephone or through the Internet for each proxy card.

    Only one annual report and one Proxy Statement are being delivered to multiple stockholders sharing an address, unless AT&T has received contrary instructions from one or more of the stockholders at that address. Stockholders may request a separate copy of the most recent annual report and/or the Proxy Statement by writing the transfer agent at: Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, or by calling (800) 351-7221.
Stockholders calling from outside the United States may call (781) 575-4729. Requests will be responded to promptly. Stockholders sharing an address who desire to receive multiple copies, or who wish to receive only a single copy, of the annual report and/or the Proxy Statement may write or call the transfer agent at the above address or phone numbers to request a change.

    A stockholder may designate a person or persons other than those persons designated on the proxy card to act as the stockholder's proxy by striking out the name(s) appearing on the enclosed proxy card, inserting the name(s) of another person(s) and delivering the signed card to such person(s). The person(s) designated by the stockholder must present the signed proxy card at the meeting in order for the shares to be voted.

    Where the stockholder is not the record holder, such as where the shares are held through a broker, nominee, fiduciary or other custodian, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder's requirements in order to ensure the shares are properly voted.

    The cost of soliciting proxies will be borne by AT&T. Officers, agents and employees of AT&T and its subsidiaries and other solicitors retained by AT&T may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of AT&T. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. AT&T has retained D. F. King & Co., Inc. to aid in the solicitation of proxies at a fee of $15,000, plus expenses.

    Stockholders who represent 40% of the common stock outstanding and are entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the meeting. A list of eligible voters will be available at the Annual Meeting.

    If you plan to attend the meeting in person, please bring the admission ticket (which is attached to the proxy card) to the Annual Meeting. If you do not have an admission ticket, you will be admitted upon presentation of identification at the door.

    AT&T's executive offices are located at 175 E. Houston, San Antonio, Texas 78205.
    Your vote is important. Please sign, date and return your proxy card or submit your proxy and/or voting instructions by telephone or through the Internet promptly so that a quorum may be represented at the meeting.

--------------------------------------------------------------------------------
BOARD OF DIRECTORS


    The Board of Directors is responsible for the management and direction of AT&T Inc. and for establishing broad corporate policies. The Board of Directors and various committees of the Board regularly meet to receive and discuss operating and financial reports presented by the Chairman of the Board and Chief Executive Officer as well as reports by experts and other advisors. Corporate review sessions are also offered to Directors to help familiarize them with AT&T's businesses, technology, and operations. Members of the Board are encouraged to attend Board meetings in person, unless the meeting is held by teleconference. The Board held nine meetings in 2005. All of the Directors attended at least 75% of the aggregate number of meetings of the Board and Committees on which each served, except for William F. Aldinger III, who was appointed a Director in November in connection with the acquisition of AT&T Corp. and was unable to attend the only remaining Board meeting of the year because of a scheduling conflict. Similarly, Directors are expected to attend the Annual Meeting absent unusual circumstances, although AT&T has no formal policy on the matter. All of the Directors were present at the 2005 Annual Meeting.

    At least four times a year, the nonemployee members of the Board of Directors meet in executive session, i.e., without employee Directors or management personnel present. James A. Henderson has been appointed the Lead Director to preside over these meetings for 2006. Responsibilities of the Lead Director include:

   . Preparing the agenda for the executive session with the nonmanagement Directors.

   .  Presiding over each session of the nonmanagement Directors.

   . Acting as the principal liaison between the nonmanagement Directors and the Chairman and Chief Executive Officer and coordinating the activities of the nonmanagement Directors when acting as a group.


   . Advising the Chairman and Chief Executive Officer as to the quality, quantity and timeliness of the flow of information from management.


    Interested persons may contact the Lead Director or the nonemployee Directors by sending written comments through the Office of the Secretary of AT&T Inc. The Office will either forward the original materials as addressed or provide Directors with summaries of the submissions, with the originals available for review at the Directors' request.

    Under AT&T's Bylaws, the Board of Directors has the authority to determine the size of the Board and to fill vacancies. Currently, the Board comprises of 17 Directors, two of whom are executive officers of AT&T. Biographical information about the Directors is provided on pages 14-21. Holdings of AT&T common stock by AT&T Directors are shown on the table on page 12.


    In January 2005, AT&T Inc. (then known as SBC Communications Inc.) entered into an agreement to acquire AT&T Corp. ("Old AT&T"), which was completed in November 2005, at which time Old AT&T became a wholly-owned subsidiary of AT&T Inc. Pursuant to the acquisition agreement, AT&T Inc. increased the size of the Board to 18 members and appointed Directors David W. Dorman, William F. Aldinger III and Jon C. Madonna to the Board, each of whom were formerly Directors of Old AT&T. Effective January 26, 2006, Mr. Dorman resigned from the Board, and the Board subsequently reduced its size to 17 Directors. There are no vacancies on the Board.


    The Corporate Governance and Nominating Committee is responsible for identifying candidates who are eligible under the qualification standards set forth in AT&T's Corporate Governance Guidelines to serve as members of the Board. It is authorized to retain search firms and other consultants to assist it in identifying candidates and fulfilling its other duties. The Committee is not limited to any specific process in identifying candidates and will consider candidates that are suggested by stockholders. Candidates are recommended to the Board after consultation with the Chairman of the Board. In recommending Board candidates, the Committee considers a candidate's: (1) general understanding of elements relevant to the success of a large publicly traded company in the current business environment, (2) understanding of AT&T's business, and (3) educational and professional background. The Committee also gives consideration to a candidate's judgment, competence, anticipated participation in Board activities, experience, geographic location and special talents or personal attributes. Stockholders who wish to suggest qualified candidates should write to the Vice President and Secretary, AT&T Inc., 175 E. Houston, San Antonio, Texas 78205, stating in detail the qualifications of such persons for consideration by the Committee.

..  Board Committees

    From time to time the Board establishes permanent standing committees and temporary special committees to assist the Board in carrying out its responsibilities. The Board has established seven standing committees of Directors, the principal responsibilities of which are described below. The charters for each of these committees may be found on AT&T's web site: http://www.att.com. The biographical information included later in this Proxy Statement identifies committee memberships held by each Director.


Audit Committee--The Committee met 12 times in 2005. It consists of six nonemployee Directors. The Audit Committee oversees the integrity of the financial statements of AT&T, the independent auditor's qualifications and independence, the performance of the internal audit function and independent auditors, and the compliance by AT&T with legal and regulatory matters. The Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditor. The independent auditing firm examines the accounting records of AT&T and its subsidiaries.

Corporate Development Committee--The Committee met one time in 2005. It consists of five nonemployee Directors and one employee Director. The Committee reviews mergers, acquisitions, dispositions, and similar transactions.

Corporate Governance and Nominating Committee--The Committee met eight times in 2005 and consists of four nonemployee Directors. It is responsible for recommending candidates to be nominated by the Board for election by the stockholders or to be appointed by the Board of Directors to fill vacancies consistent with the criteria approved by the Board, periodically assessing AT&T's Corporate Governance Guidelines and making recommendations to the Board for amendments, recommending to the Board the compensation of Directors, taking a leadership role in shaping corporate governance, and overseeing an annual evaluation of the Board.

Executive Committee--The Committee did not meet in 2005. It consists of six nonemployee Directors, each of whom is the chairperson of a standing committee, and the Chairman of the Board. The Committee assists the Board of Directors by acting upon matters when the Board is not in session. The Committee has the full power and authority of the Board to the extent permitted by law, including the power and authority to declare a dividend or to authorize the issuance of common stock.

Finance/Pension Committee--The Committee met four times in 2005. It consists of six nonemployee Directors and one employee Director. The Committee assists the Board in its oversight of AT&T's finances, including recommending the payment of dividends and reviewing the management of AT&T's debt and investment of AT&T's cash reserves.

Human Resources Committee--The Committee met six times in 2005. It consists of four nonemployee Directors. The Committee oversees the management of human resources activities of AT&T, including the design of employee benefit plans. The Committee is also responsible for establishing the compensation of the Chief Executive Officer and other officers, as determined by the Committee.

Public Policy and Environmental Affairs Committee--The Committee met three times in 2005. It consists of five nonemployee Directors. The Committee assists the Board in its oversight of corporate policies, including legislative and environmental matters.


..  Independence of Directors

    The New York Stock Exchange ("NYSE") has recently adopted new independence standards for companies listed on the NYSE, including AT&T. These standards require a majority of the Board to be independent and every member of each of the Audit Committee, Human Resources Committee, and Corporate Governance and Nominating Committee to be independent. A Director is considered independent only if the Board of Directors "affirmatively determines that the Director has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company)." In addition, the Board of Directors has adopted certain additional standards for determining the independence of its members. In accordance with the following standards of the NYSE, a Director is not independent if:

   . The Director is, or has been within the last three years, an employee of AT&T, or an immediate family member is, or has been within the last three years, an executive officer, of AT&T.


   . The Director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $100,000 in direct compensation from AT&T, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

   . (A) The Director or an immediate family member is a current partner of a firm that is AT&T's internal or external auditor; (B) the Director is a current employee of such a firm; (C) the Director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) The Director or an immediate family member was within the last three years (but is no longer) a partner or an employee of such a firm and personally worked on AT&T's audit within that time period.


   . The Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of AT&T's present executive officers at the same time serves or served on that company's compensation committee.


   . The Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, AT&T for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

    The following are additional standards for determining independence of Directors, established by the AT&T Board of Directors:

   . A Director who owns, together with any ownership interests held by members of the Director's immediate family, 10% of another company that makes payments to, or receives payments from, AT&T (together with its consolidated subsidiaries) for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues, is not independent until three years after falling below such threshold.

   . A Director who is, or whose immediate family member is, a director, trustee or officer of a charitable organization, or holds a similar position with such an organization, and AT&T (together with its consolidated subsidiaries) makes contributions to the charitable organization in an amount which exceeds, in any single fiscal year, the greater of $1 million per year or at least 5% of such organization's consolidated gross revenues, is not independent until three years after falling below such threshold.

    The Board of Directors, using the above standards for determining the independence of its members, has determined that the following Directors are independent: William F. Aldinger III, Gilbert F. Amelio, August A. Busch III, Martin K. Eby, Jr., James A. Henderson, Jon C. Madonna, Lynn M. Martin, John B. McCoy, Mary S. Metz, Toni Rembe, S. Donley Ritchey, Joyce M. Roche, Laura D'Andrea Tyson, and Patricia P. Upton. In addition, the Board has determined that every member of the Audit Committee, the Human Resources Committee and the Corporate Governance and Nominating Committee is independent.

..  Compensation of Directors

    Directors who are also employees of AT&T or its subsidiaries receive no separate compensation for serving as Directors or as members of Board committees. Directors who are not employees of AT&T or its subsidiaries receive a $65,000 annual retainer, $2,000 for each Board meeting and review session attended, and $1,700 for each committee meeting attended. Excluding employee Directors, the Chairperson of each committee receives an additional annual retainer of $5,000, except for the Chairperson of the Audit Committee who receives an additional annual retainer of $15,000, and the Lead Director who receives an additional annual retainer of $10,000.


    Directors may elect to take their retainer in the form of AT&T common stock or cash. Directors may also elect to defer the receipt of their fees and all or part of their retainers into either Deferred Stock Units or into a Cash Deferral Account. Each Deferred Stock Unit is equivalent to a share of common stock and earns dividend equivalents in the form of additional Deferred Stock Units. Deferred Stock Units are converted to common stock and paid out as elected by the Director in up to 15 annual installments after the Director ceases service with the Board. Each Director also receives an annual award of Deferred Stock Units equal in value to one and one-half times the base annual retainer. In addition, each nonemployee Director who joined the Board after November 21, 1997, and before September 24, 2004, receives an annual grant of Deferred Stock Units equal to $13,000, limited to 10 annual grants. Deferrals into the Cash Deferral Account earn interest during the calendar year at a rate equal to the Moody's Long Term Corporate Bond Yield Average for September of the preceding year ("Moody's"). Annually, Directors may elect to convert their Cash Deferral Accounts into Deferred Stock Units at the fair market value of AT&T stock at the time of the conversion.

    AT&T provides each nonemployee Director with travel accident insurance while the Director is on AT&T business, along with $100,000 of group life insurance. The total premiums during 2005 for these policies were $1,238 for travel accident insurance and $6,585 for group life insurance. Directors and former Directors also receive certain telecommunications and satellite TV services and equipment. The value of the services and equipment received by Directors who served at any time during 2005, or for whom reimbursement was provided, together with amounts necessary to offset the Directors' applicable tax liabilities resulting from such services and benefits, computed at maximum marginal rates, averaged $7,796 per nonemployee Director in 2005. Employee Directors receive similar services and equipment in connection with their service as officers of AT&T.

    AT&T does not offer nonemployee Directors a retirement plan or pension. However, Directors who joined the Board before 1997 have vested rights in a former pension plan no longer offered to Directors. Only benefits that have already vested are payable under the plan. Each Director who is vested in the former pension plan, upon retirement, will receive annually 10% of the annual retainer in effect at the time of his or her retirement multiplied by the number of years of service, not to exceed 10 years. The payments will continue for the life of the Director. If the Director dies before receiving 10 years of payments, the Director's beneficiaries will receive the payments for the remainder of the 10-year period.


    Upon the acquisition of Pacific Telesis Group ("PTG") by AT&T on April 1, 1997, certain of the former PTG Directors joined the AT&T Board. As part of their service with PTG, these Directors previously received stock options (the last of which expire in 2006) and PTG Deferred Stock Units, the latter of which were issued in exchange for a waiver by the Directors of certain retirement benefits. The PTG Deferred Stock Units earn dividend equivalents and are paid out in the form of cash after the retirement of the Director. After the acquisition of PTG, both the Deferred Stock Units and the stock options were modified so that their value was based on AT&T stock instead of PTG stock. Service as a Director of AT&T is deemed service with PTG for these benefits. In addition, PTG Directors were allowed to elect during 1997 to have their prior deferrals of PTG retainers and fees continued until they leave the AT&T Board. These deferrals earn a rate of interest equal to Moody's plus 4% for deferrals from 1985 through 1992; Moody's plus 2% for deferrals from 1993 through 1995; and the 10-year Treasury Note average for the month of September for the prior year plus 2% for deferrals after 1995.

    Upon the acquisition of Old AT&T by AT&T Inc. on November 18, 2005, certain of the former nonemployee Directors of Old AT&T joined the AT&T Inc. Board. As part of their service with Old AT&T, these AT&T Directors received Restricted Stock Units. Each unit is converted into a share of AT&T Inc. stock at vesting and, until vested, receives cash payments equal to dividends on an equivalent amount of AT&T Inc. stock. Under the terms of the grant, these units vest 50% in 2007 and 25% in each of 2008 and 2009, or upon the earlier death or disability of the Director. Termination of their membership on the AT&T Inc. Board will result in forfeiture of any unvested units.


--------------------------------------------------------------------------------
COMMON STOCK OWNERSHIP

..  Certain Beneficial Owners


    The following table sets forth the beneficial ownership of each person holding more than 5% of AT&T's outstanding common stock as of December 31, 2005 (as reported in filings made with the Securities and Exchange Commission on Schedule 13G by the stockholder listed below).



     ----------------------------------------------------------------------
                                                       Total AT&T
                             Name and Address          Beneficial  Percent
     Title of Class         of Beneficial Owner        Ownership   of Class
     --------------- --------------------------------- ----------- --------
     Common stock,   Capital Research & Management Co. 308,247,230   7.9%
     $1.00 par value 333 South Hope Street
                     Los Angeles, CA 90071
     ----------------------------------------------------------------------

..  Directors and Officers


    The following table sets forth the beneficial ownership of AT&T common stock as of December 31, 2005, held by each Director, nominee and officer named in the Summary Compensation Table on page 57. As of that date, each Director and officer listed below, and all Directors and executive officers as a group, owned less than 1% of the outstanding AT&T common stock. Except as noted below, the persons listed in the table have sole voting and investment power with respect to the securities indicated.



------------------------------------------------------------------------------------------------
                        Total AT&T                                        Total AT&T
                        Beneficial                                        Beneficial
                         Ownership  Non-Voting                             Ownership  Non-Voting
       Name of          (including    Stock             Name of           (including    Stock
   Beneficial Owner     options)(1)  Units(2)       Beneficial Owner      options)(1)  Units(2)
----------------------- ----------- ---------- -------------------------- ----------- ----------
William F. Aldinger III   11,083       4,070   Laura D'Andrea Tyson           11,648     27,668
Gilbert F. Amelio          5,397      37,267   Patricia P. Upton              13,053     25,401
August A. Busch III (3)   46,354      83,018   Edward E. Whitacre, Jr.    10,258,346      9,645
Martin K. Eby, Jr.        26,856      39,186   James D. Ellis              1,479,094    492,691
James A. Henderson        13,476      33,471   Forrest E. Miller             671,765     51,697
Charles F. Knight         24,978      45,635   Randall L. Stephenson         764,619    158,535
Jon C. Madonna            12,999       4,070   Rayford Wilkins, Jr.          832,844     24,568
Lynn M. Martin            10,827      24,189
John B. McCoy             31,584      45,908   All executive officers and
Mary S. Metz               7,510      29,118     Directors as a group
Toni Rembe (4)            19,440      35,538     (consisting of 26
S. Donley Ritchey         10,434      41,959     persons, including
Joyce M. Roche             2,041      37,675     those named above)       18,143,976  1,496,579
------------------------------------------------                          ----------------------

(1) This table includes presently exercisable stock options and stock options that will become exercisable within 60 days of the date of this table. The following Directors and officers hold the number of options set forth following their respective names: Mr. Madonna--2,496, Dr. Metz--2,924, Ms. Rembe--2,924, Mr. Ritchey--2,924, Mr. Whitacre--8,496,566,
    Mr. Ellis--1,441,680, Mr. Miller--646,640, Mr. Stephenson--746,721,
    Mr. Wilkins--769,370 and all executive officers and Directors as a group--15,762,558.

   This table also includes shares held in an employee benefit plan for the following persons, who have sole voting power but no investment power with respect to the number of shares set forth following their respective names:
   Mr. Whitacre--1,154; Mr. Ellis--1,210; Mr. Miller--16; Mr. Stephenson--63; and Mr. Wilkins--606. In addition, of the shares shown in the above table, the following persons share voting and investment power with other persons with respect to the number of shares set forth following their respective names: Dr. Amelio--5,381, Mr. Busch--6,600, Dr. Metz--1,592,
   Ms. Rembe--2,541, Mr. Ritchey--7,508, Dr. Tyson--11,648, Ms. Upton--5,025,
   Mr. Whitacre--31,668, Mr. Ellis--15,475, Mr. Miller--24,473 and
   Mr. Wilkins--16,297.
(2) Represents number of Stock Units held by the Director or officer, where each Stock Unit is convertible into a share of AT&T stock at times specified by the relevant plan. None of the Stock Units listed may be converted into common stock within 60 days of the date of this table. As noted under "Compensation of Directors," nonemployee Directors may acquire Stock Units by deferring the receipt of fees and retainers into Stock Units. Directors also receive yearly grants of Stock Units. Officers may acquire Stock Units by participating in stock-based compensation deferral plans. Stock Units earn dividend equivalents at the same rate as the underlying stock, which are reinvested in additional Stock Units. Stock Units carry no voting rights. Also includes Restricted Stock Units held by former Directors of Old AT&T.

(3) Mr. Busch disclaims beneficial ownership of 3,300 shares held in a trust for a sister.
(4) Ms. Rembe disclaims beneficial ownership of 2,145 shares held in a trust for her spouse and 396 shares held by her spouse's corporation.

--------------------------------------------------------------------------------
MATTERS TO BE VOTED UPON

..  Voting

    Each share of AT&T common stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. Directors are elected by a plurality of the votes cast. The Amendment of the AT&T Inc.'s Restated Certificate of Incorporation (Item 4) will require the two-thirds majority vote of the total number of shares outstanding and entitled to vote to pass. All other matters will be determined by a majority of the votes cast. Shares represented by proxies marked to withhold authority to vote with respect to the election of one or more nominees as Directors, by proxies marked "abstain" on other proposals, and by proxies marked to deny discretionary authority on other matters will not be counted in determining the vote obtained on such matters. If no directions are given and the signed card is returned, the person or persons designated on the card will vote the shares for the election of the Board of Directors' nominees and in accordance with the recommendations of the Board of Directors on the other subjects listed on the proxy card and at their discretion on any other matter that may properly come before the meeting.


    Under the rules of the New York Stock Exchange, on certain routine matters, brokers may, at their discretion, vote shares they hold in "street name" on behalf of beneficial owners who have not returned voting instructions to the brokers. Routine matters include the election of Directors and the approval of the appointment of the independent auditors. In instances where brokers are prohibited from exercising discretionary authority (so-called "broker non-votes"), the shares they hold are not included in the vote totals. At the 2006 Annual Meeting, brokers will be prohibited from exercising discretionary authority with respect to the approval of the 2006 Incentive Plan (Item 3), the approval of the amendment of the AT&T Inc. Restated Certificate of Incorporation (Item 4) and each of the stockholder proposals (Items 5 through 10). Because broker non-votes are not included in the vote, they will have no effect on the vote for any of the proposals except for the approval of the amendment of the AT&T Inc. Restated Certificate of Incorporation. Because this proposal requires a 2/3 majority of the outstanding shares, broker non-votes will have the effect of votes against the proposal.

..  Election of Directors (Item 1 on Proxy Card)

    The following persons, each of whom is currently a Director of AT&T, have been nominated by the Board of Directors on the recommendation of the Corporate Governance and Nominating Committee for election to one-year terms of office that would expire at the 2007 Annual Meeting.

[PHOTO]

               EDWARD E. WHITACRE, JR., age 64, is Chairman of the Board and Chief Executive Officer of AT&T Inc. and has served in this capacity since January 1990. Mr. Whitacre has been a Director of AT&T Inc. since October 1986. He is the Chairman of the Executive Committee and a member of the Corporate Development Committee and the Finance/Pension Committee. He is a Director of Anheuser-Busch Companies, Inc. and Burlington Northern Santa Fe Corporation.

[PHOTO]

               WILLIAM F. ALDINGER III, age 58, retired. Mr. Aldinger was Chairman and Chief Executive Officer of HSBC North America Holdings Inc. (a financial services company), Prospect Heights, Illinois, from January 2004 until April 2005. He also served as Chairman from 1996 and Chief Executive Officer from 1994 of HSBC Finance Corporation (formerly Household International, Inc.) until April 2005. Mr. Aldinger was elected a Director of AT&T Inc. in November 2005. He served as a Director of AT&T Corp. from 2003 until the company was acquired by AT&T Inc. in November 2005. Mr. Aldinger is a member of the Audit Committee and the Finance/Pension Committee. He is a Director of Illinois Tool Works Inc.; KKR Financial Corp.; Charles Schwab Corporation; and MasterCard International.

[PHOTO]

               GILBERT F. AMELIO, age 63, is Senior Partner of Sienna Ventures (a privately-held venture capital firm), Sausalito, California, and has served in this capacity since April 2001. He has also been Chairman and Chief Executive Officer of Acquicor Technology, Inc. (an emerging information technology company) since July 2005. Dr. Amelio was Chairman and Chief Executive Officer of Beneventure Capital, LLC (a full-service venture capital firm), San Francisco, California, from 1999 to 2005 and was Principal of Aircraft Ventures, LLC (a consulting firm), Newport Beach, California, from April 1997 to December 2004. In 2003, AmTech, LLC (a high technology investments and consulting services firm), where Dr. Amelio served as Chairman and Chief Executive Officer from 1999 to April 2004, declared bankruptcy. Dr. Amelio was elected a Director of AT&T Inc. in February 2001 and had previously served as an Advisory Director of AT&T Inc. from April 1997 to February 2001. He served as a Director of Pacific Telesis Group from 1995 until the company was acquired by AT&T Inc. in 1997. He is a member of the Audit Committee and the Human Resources Committee.

[PHOTO]

               AUGUST A. BUSCH III, age 68, is Chairman of the Board of Anheuser-Busch Companies, Inc. (a brewing, packaging, and family entertainment holding company), St. Louis, Missouri, and has served in this capacity since 1977. Mr. Busch also served as Chief Executive Officer of Anheuser-Busch Companies, Inc. from 1975 until June 2002. Mr. Busch has been a Director of AT&T Inc. since October 1983. He served as a Director of Southwestern Bell Telephone Company from 1980 to 1983. He is Chairman of the Corporate Governance and Nominating Committee and a member of the Corporate Development Committee and the Executive Committee. Mr. Busch is a Director of Anheuser-Busch Companies, Inc. and Emerson Electric Co.; and an Advisory Member of the Board of Directors of Grupo Modelo, S.A. de C.V.

[PHOTO]

               MARTIN K. EBY, JR., age 71, retired. Mr. Eby was Chairman of the Board of The Eby Corporation (a commercial general contractor holding company), Wichita, Kansas, from April 1979 until his retirement in July 2004. Mr. Eby was also President and Chief Executive Officer of The Eby Corporation from June 1967 to December 1997. He has been a Director of AT&T Inc. since June 1992. He is a member of the Audit Committee and the Human Resources Committee.

[PHOTO]

               JAMES A. HENDERSON, age 71, retired. Mr. Henderson was Chairman of the Board from 1995 and Chief Executive Officer from 1994 of Cummins Inc. (manufacturer of diesel and natural gas engines), Columbus, Indiana, until his retirement in December 1999.
               Mr. Henderson has been a Director of AT&T Inc. since October 1999. He served as a Director of Ameritech Corporation from 1983 until the company was acquired by AT&T Inc. in 1999. He also served as a Director of Indiana Bell Telephone Company (which became a subsidiary of Ameritech) from 1978 until 1983. He is the Chairman of the Human Resources Committee and a member of the Executive Committee and the Finance/Pension Committee.
               Mr. Henderson is a Director of International Paper Company; Nanophase Technologies Corporation; and Ryerson Inc.

[PHOTO]

               CHARLES F. KNIGHT, age 70, retired. Mr. Knight was Chairman of the Board of Emerson Electric Co. (manufacturer of electrical and electronic equipment), St. Louis, Missouri, from 1974 until his retirement in September 2004, when he was elected to the honorary position of Chairman Emeritus. Mr. Knight was also Chief Executive Officer of Emerson Electric Co. from 1973 to 2000. He has been a Director of AT&T Inc. since October 1983. He served as a Director of Southwestern Bell Telephone Company from 1974 to 1983. He is the Chairman of the Corporate Development Committee and a member of the Executive Committee and the Finance/Pension Committee. Mr. Knight is a Director of Anheuser-Busch Companies, Inc. and International Business Machines Corporation.

[PHOTO]

               JON C. MADONNA, age 62, retired. Mr. Madonna was Chairman and Chief Executive Officer of KPMG (an international accounting and consulting firm), New York, New York. He was with KPMG for 28 years where he held numerous senior leadership positions throughout his career and served as Chairman from 1990 to 1996. Subsequent to his retirement from KPMG in 1996, Mr. Madonna served as Vice Chairman of Travelers Group, Inc. from 1997 to 1998 and President and Chief Executive Officer of Carlson Wagonlit Corporate Travel, Inc. from 1999 to 2000. He was Chief Executive Officer of DigitalThink, Inc. from 2001 to 2002, and was Chairman of DigitalThink, Inc. from April 2002 to May 2004. Mr. Madonna was elected a Director of AT&T Inc. in November 2005. He served as a Director of AT&T Corp. from 2002 until the company was acquired by AT&T Inc. in November 2005. Mr. Madonna is a member of the Audit Committee and the Corporate Development Committee. He is a Director of Albertson's, Inc.; Phelps Dodge Corporation; and Tidewater Inc.

[PHOTO]

               LYNN M. MARTIN, age 66, is President of The Martin Hall Group, LLC (a human resources consulting firm), Chicago, Illinois, and has served in this capacity since January 2005. Ms. Martin was Chair of the Council for the Advancement of Women and Advisor to the firm of Deloitte & Touche LLP (an auditing and management consulting services firm), Chicago, Illinois, from 1993 until September 2005. She served as U.S. Secretary of Labor from 1991 to 1993 and as a member of the U.S. House of Representatives from Illinois from 1981 to 1991. Ms. Martin has been a Director of AT&T Inc. since October 1999. She served as a Director of Ameritech Corporation from 1993 until the company was acquired by AT&T Inc. in 1999. Ms. Martin is a member of the Finance/Pension Committee and the Public Policy and Environmental Affairs Committee. She is a Director of Constellation Energy Group, Inc.; certain Dreyfus Funds; The Procter & Gamble Company; and Ryder System, Inc.

[PHOTO]

               JOHN B. MCCOY, age 62, retired. Mr. McCoy was Chairman from November 1999 and Chief Executive Officer from October 1998 of Bank One Corporation (commercial and consumer bank) until his retirement in December 1999, and Chairman and Chief Executive Officer of its predecessor, Banc One Corporation, from 1987 to 1998. Mr. McCoy has been a Director of AT&T Inc. since October 1999. He served as a Director of Ameritech Corporation from 1991 until the company was acquired by AT&T Inc. in 1999. He is the Chairman of the Finance/Pension Committee and a member of the Audit Committee and the Executive Committee. He is a Director of Cardinal Health, Inc.; ChoicePoint Inc.; and Onex Corporation.

[PHOTO]

               MARY S. METZ, age 68, is Chair of the Board of Trustees of American Conservatory Theater (a nonprofit nationally renowned theater and an accredited conservatory), San Francisco, California, and has served in this capacity since November 2004. Dr. Metz is also President Emerita of Mills College. She was President of S. H. Cowell Foundation, San Francisco, California, from January 1999 until her retirement in March 2005 and was Dean of the University Extension of the University of California, Berkeley, from 1991 until 1998. Dr. Metz has been a Director of AT&T Inc. since April 1997. She served as a Director of Pacific Telesis Group from 1986 until the company was acquired by AT&T Inc. in 1997. She is a member of the Corporate Governance and Nominating Committee and the Public Policy and Environmental Affairs Committee. Dr. Metz is a Director of Longs Drug Stores Corporation; Pacific Gas and Electric Company; and UnionBanCal Corporation.

[PHOTO]

               TONI REMBE, age 69, retired. Ms. Rembe was a partner in the law firm of Pillsbury Winthrop LLP, San Francisco, California, from 1971 until her retirement in December 2004. Ms. Rembe was elected a Director of AT&T Inc. in January 1998 and had previously served as an Advisory Director of AT&T Inc. from April 1997 to January 1998. She served as a Director of Pacific Telesis Group from 1991 until the company was acquired by AT&T Inc. in 1997. She is a member of the Corporate Development Committee and the Public Policy and Environmental Affairs Committee. Ms. Rembe is a Director of AEGON N.V.

[PHOTO]

               S. DONLEY RITCHEY, age 72, is Managing Partner of Alpine Partners (a family investment general partnership), Danville, California, and has served in this capacity since 1981.
               Mr. Ritchey was Chairman of the Board of Lucky Stores, Inc. from 1981 until his retirement in 1986 as well as Chief Executive Officer from 1980 to 1985. Mr. Ritchey has been a Director of AT&T Inc. since April 1997. He served as a Director of Pacific Telesis Group from 1984 until the company was acquired by AT&T Inc. in 1997. He is the Chairman of the Audit Committee and a member of the Corporate Governance and Nominating Committee and the Executive Committee. Mr. Ritchey is a Director of The McClatchy Company.

[PHOTO]

               JOYCE M. ROCHE, age 58, is President and Chief Executive Officer of Girls Incorporated (a national nonprofit research, education, and advocacy organization), New York, New York, and has served in this capacity since September 2000. Ms. Roche was an independent marketing consultant from 1998 to 2000. She was President and Chief Operating Officer of Carson, Inc. from 1996 to 1998, and Executive Vice President of Global Marketing of Carson, Inc. from 1995 to 1996. Ms. Roche has been a Director of AT&T Inc. since October 1998. She served as a Director of Southern New England Telecommunications Corporation from 1997 until the company was acquired by AT&T Inc. in 1998. She is a member of the Corporate Governance and Nominating Committee and the Public Policy and Environmental Affairs Committee. She is a Director of Anheuser-Busch Companies, Inc.; Federated Department Stores, Inc.; and Tupperware Corporation.

[PHOTO]

               RANDALL L. STEPHENSON, age 45, is Chief Operating Officer of AT&T Inc. and has served in this capacity since April 2004. He was Senior Executive Vice President and Chief Financial Officer of AT&T Inc. from August 2001 through May 2004. Prior to becoming Chief Financial Officer, Mr. Stephenson held a variety of high-level finance and marketing positions with AT&T Inc. or its subsidiaries since 1996. He first joined AT&T Inc. through its subsidiary, Southwestern Bell Telephone Company, in 1982. He was elected a Director of AT&T Inc. in June 2005. Mr. Stephenson is a Director of Cingular Wireless Corporation.

[PHOTO]

               LAURA D'ANDREA TYSON, age 58, is Dean of London Business School, London, England, and has served in this capacity since January 2002. Dr. Tyson was Dean of the Walter A. Haas School of Business at the University of California, Berkeley, from July 1998 to December 2001. Dr. Tyson served as Professor of Economics and Business Administration at the University of California, Berkeley, from 1997 to 1998. She served as National Economic Adviser to the President of the United States from 1995 to 1996 and as Chair of the White House Council of Economic Advisers from 1993 to 1995. Dr. Tyson has been a Director of AT&T Inc. since October 1999. She served as a Director of Ameritech Corporation from 1997 until the company was acquired by AT&T Inc. in 1999. She is a member of the Corporate Development Committee and the Finance/Pension Committee.
               Dr. Tyson is a Director of Eastman Kodak Company and Morgan Stanley.

[PHOTO]

               PATRICIA P. UPTON, age 67, is President and Chief Executive Officer of Aromatique, Inc. (manufacturer and wholesaler of decorative fragrances), Heber Springs, Arkansas, and has served in this capacity since 1982. Ms. Upton has been a Director of AT&T Inc. since June 1993. She is the Chairwoman of the Public Policy and Environmental Affairs Committee and a member of the Executive Committee and the Human Resources Committee.

    Shares represented by the accompanying form of proxy will be voted for the election of the nominees unless other instructions are shown on the proxy card or provided through the telephone or Internet proxy. If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a Director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees would be unavailable or unable to serve.

                Your Board of Directors Recommends a Vote "FOR"
                       Its Nominees Listed as Directors.

..  Approve Appointment of Ernst & Young LLP as Independent Auditors (Item 2 on
   Proxy Card)


    The Audit Committee of the Board of Directors has appointed the firm of Ernst & Young LLP to serve as independent auditors of AT&T for the fiscal year ending December 31, 2006, subject to stockholder approval. This firm has audited the accounts of AT&T since 1983. If stockholders do not approve this appointment, the Committee will consider other independent auditors. One or more members of Ernst & Young LLP are expected to be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

           Your Board of Directors Recommends a Vote "FOR" Approval of the Appointment of Ernst & Young LLP as Independent Auditors.


..  Approve 2006 Incentive Plan

   (Item 3 on Proxy Card)

    Your Board of Directors has adopted the 2006 Incentive Plan ("Incentive Plan") for the purpose of replacing the 2001 Incentive Plan (the "2001 Plan"), previously approved by our stockholders in 2001. The Incentive Plan, like the 2001 Plan, permits AT&T to compensate eligible managers with equity and cash awards. New awards will not be made under the Incentive Plan until stockholder approval is obtained for the Incentive Plan.

    The Incentive Plan provides your Directors with the flexibility to compensate managers through a variety of possible awards. These awards may be tied to the financial or operational performance of the Company as well as to the performance of the stock. Because of the key role the Incentive Plan plays in the compensation of your executives, your Directors urge you to vote for approval of the Incentive Plan, including its performance standards.

    The terms of the Incentive Plan are summarized below. In addition, the full text of the Incentive Plan is set forth in Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to the text of the Incentive Plan.

Summary of the Incentive Plan

    Performance Awards. The Incentive Plan allows certain committees of your Directors (each, a "Plan Committee") to issue "performance shares" and "performance units." These are contingent incentive awards that are converted into stock and/or cash and paid out to the participant only if specific performance goals are achieved over performance periods of not less than one year. If the performance goals are not achieved, the awards are forfeited or reduced. Performance shares are each equivalent in value to a share of common stock (payable in cash and/or stock), while performance units are equal to a specific amount of cash. In any calendar year, no participant may receive performance shares having a potential payout of performance shares (whether in the form of cash and/or stock) exceeding 1% of the shares approved for issuance under the Incentive Plan. Similarly, no participant may receive performance units having a potential payout exceeding an amount equivalent to 1% of the approved shares as of the date of the grant. Unless otherwise provided by the Plan Committee, participants receive dividend equivalents on performance shares.


    Performance Goals. The performance goals set by the Plan Committee include payout tables, formulas or other standards to be used in determining the extent to which the performance goals are met and, if met, the number of performance shares and/or performance units that would be converted into stock and/or cash (or the rate of such conversion) and distributed to participants. The performance goals may include, or be offset by, any of the following criteria or any combination thereof:

   . Financial performance of the Company (on a consolidated basis), of one or more of its Subsidiaries (as that term is defined in the Incentive Plan), and/or a division of any of the foregoing. Such financial performance may be based on net income, Value Added (after-tax cash operating profit less depreciation and less a capital charge), EBITDA (earnings before interest, taxes, depreciation and amortization), revenues, sales, expenses, costs, gross margin, operating margin, profit margin, pre-tax profit, market share, volumes of a particular product or service or category thereof, including but not limited to the product's life cycle (for example, products introduced in the last 2 years), number of customers or subscribers, number of items in service, including but not limited to every category of access or other telecommunication or television lines, return on net assets, return on assets, return on capital, return on invested capital, cash flow, free cash flow, operating cash flow, operating revenues, operating expenses, and/or operating income.


   . Service performance of the Company (on a consolidated basis), of one or more of its Subsidiaries, and/or of a division of any of the foregoing. Such service performance may be based upon measured customer perceptions of service quality. Employee satisfaction, employee retention, product development, completion of a joint venture or other corporate transaction, completion of an identified special project, and effectiveness of management.


   . The Company's stock price, return on stockholders' equity, total stockholder return (stock price appreciation plus dividends, assuming the reinvestment of dividends), and/or earnings per share.


   . Impacts of acquisitions, dispositions, or restructurings, on any of the foregoing.


    Except to the extent otherwise provided by the Plan Committee in full or in part, if any of the following events occur during a performance period and would directly affect the determination of whether or the extent to which performance goals are met, the effects of such events shall be disregarded in any such computation: changes in accounting principles; extraordinary items; changes in tax laws affecting net income and/or Value Added; natural disasters, including but not limited to floods, hurricanes, and earthquakes; and intentionally inflicted damage to property which directly or indirectly damages the property of the Company or its Subsidiaries. No such adjustment shall be made to the extent such adjustment would cause the Award to fail to satisfy the performance based exemption of Section 162(m) of the Code as defined in the Incentive Plan.

    Stock Options. The Incentive Plan permits the Plan Committee to issue nonqualified stock options to managers, which directly link their financial success to that of AT&T's stockholders. Incentive Stock Options, which are more costly for a company to issue, are not permitted under the Incentive Plan. The Plan Committee shall determine the number of shares subject to options and all other terms and conditions of the options, including vesting requirements. In no event, however, may the exercise price of a stock option be less than 100% of the fair market value of AT&T common stock on the date of the stock option's grant, nor may any option have a term of more than 10 years. During any calendar year, no single employee may receive options on shares representing more than 1% of the shares authorized for issuance under the Incentive Plan.

    If the Plan Committee determines that an option recipient is engaging in competitive activity with AT&T or its Subsidiaries, the Plan Committee may cancel any option granted to the recipient. In addition, under certain circumstances, AT&T may recover profits from options exercised within six months of the employee engaging in competitive activities.

    Restricted Stock. The Incentive Plan also permits the Plan Committee to grant restricted stock awards. Each share of restricted stock shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Plan Committee deems appropriate, including, but not by way of limitation, restrictions on transferability and continued employment. In order to qualify a restricted stock grant under Section 162(m) of the Code, the Plan Committee may condition vesting of the award on the attainment of performance goals, using the same performance criteria as that used for performance shares and units. The vesting period for restricted stock shall be determined by the Committee, which may accelerate the vesting of any such award. The Plan Committee may also grant restricted stock units that have the same terms as restricted stock, except that units have no voting rights, may receive dividend equivalents, and may be paid in cash or stock. The Plan Committee may also grant unrestricted stock under this provision. No manager may receive in any calendar year restricted stock (including restricted stock units and stock without restrictions) representing more than 1% of the shares authorized to be issued under the Incentive Plan.

    Eligible for Participation. Management employees of AT&T or its Subsidiaries, currently representing approximately 99,000 managers, are eligible to be selected to participate in the Incentive Plan. Actual selection of any eligible manager to participate in the Incentive Plan is within the sole discretion of the Plan Committee.

    Available Shares. The Incentive Plan authorizes the issuance, over a 10-year period, up to 90 million shares of common stock to participants, net of shares withheld for taxes and lapsed awards.


    After April 30, 2011, no further awards may be issued under the Incentive Plan.

    Federal Income Tax Matters Relating to Stock Options. AT&T believes that, under present law, the following is a summary of the principal U.S. Federal income tax consequences of the issuance and exercise of stock options granted under the Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences.


    A participant will not be deemed to have received any income subject to tax at the time a nonqualified stock option is granted, nor will AT&T be entitled to a tax deduction at that time. However, when a nonqualified stock option is exercised, the participant will be deemed to have received an amount of ordinary income equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. AT&T will be allowed a tax deduction in the year the option is exercised in an amount equal to the ordinary income which the participant is deemed to have received.


    Other Information. The Incentive Plan may be amended in whole or in part by the Board of Directors or the Human Resources Committee. Unless the Plan Committee provides otherwise in advance of the grant, in the event of a Change in Control (as defined in the Incentive Plan), if the employee is involuntarily terminated or leaves for "Good Reason," options and restricted stock (including restricted stock units) shall vest. In addition, unless otherwise determined by the Plan Committee, the payout of performance units and performance shares shall be determined exclusively by the attainment of the performance goals established by the Plan Committee, which may not be modified after the Change in Control, and AT&T shall not have the right to reduce the awards for any other reason. "Good Reason" means in connection with a termination of employment by a participant within two years following a Change in Control,
(a) an adverse alteration in the participant's position or in the nature or status of the participant's responsibilities from those in effect immediately prior to the Change in Control, or (b) any reduction in the participant's base salary rate or target annual bonus, in each case as in effect immediately prior to the Change in Control, or (c) the relocation of the participant's principal place of employment to a location that is more than 50 miles from the location where the participant was principally employed at the time of the Change in Control (except for required travel on the Company's business to an extent substantially consistent with the participant's customary business travel obligations in the ordinary course of business prior to the Change in Control).


    The closing price of AT&T's common stock reported on the New York Stock Exchange for February 1, 2006, was $26.55 per share.

                Your Board of Directors Recommends a Vote "FOR"
                     Approval of the 2006 Incentive Plan.

..  Approve Amendment to ARTICLE SEVEN of AT&T Inc.'s Restated Certificate of
   Incorporation (Item 4 on Proxy Card)


    Approval of this provision by the stockholders will cause ARTICLE SEVEN of AT&T's Inc.'s Restated Certificate of Incorporation to be amended by deleting the language struck-through below:


        The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation[, except that any Bylaw of the corporation providing for the maximum number of Directors that may serve on the Board of Directors, or providing for a classified Board of Directors with staggered terms of office or requiring the approval by the shareholders or the Board of Directors of any business combination may only be amended or repealed by a two-thirds majority vote of the total number of shares of stock of the corporation then outstanding and entitled to vote].


                 [  ] denotes language that was struck through


    The company's Restated Certificate of Incorporation now provides that certain provisions of the Bylaws of the Company may not be amended except upon the affirmative vote of two-thirds of the outstanding shares of the company. These provisions include amending or repealing provisions for a classified Board of Directors, amending a requirement of the approval of two-thirds of the outstanding stockholders to approve certain business combinations involving the Company and amendments to the maximum number of Directors. Your Directors recently submitted to stockholders, which was approved at the last annual meeting, a proposal to remove a provision providing for staggered 3-year terms for Directors. As a result, Directors are now elected annually. The same proposal removed the maximum number of Directors. As to the provision relating to business combinations, Delaware law currently contains provisions regarding the approvals required by stockholders in connection with business combinations involving the company. As a result, your Directors believe that these provisions are no longer necessary and propose to amend the Restated Certificate of Incorporation to permit amendment of these provisions without the two-thirds majority vote. Upon effectiveness of the amendments, the provisions in the Bylaws relating to the stockholder approval of certain business combinations will be removed.


                Your Board of Directors Recommends a Vote "FOR"
                  Approval of the Amendment to ARTICLE SEVEN
             of AT&T Inc.'s Restated Certificate of Incorporation.

..  Stockholder Proposals (Items 5 through 10 on Proxy Card)


    Certain stockholders have advised the Company that they intend to introduce at the 2006 Annual Meeting the proposals set forth below. The names and addresses of, and the number of shares owned by, each such stockholder will be provided upon request to the Secretary of AT&T.

Stockholder Proposal A (Item 5 on Proxy Card)

POLITICAL CONTRIBUTIONS REPORT

Resolved: The shareholders of SBC Communications (the "Company") hereby request that the Company provide a report updated semi-annually, disclosing the
Company's:

        1. Policies and procedures for political contributions (both direct and indirect) made with corporate funds.

        2. Monetary and non-monetary contributions to political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code including the following:

           a. An accounting of the Company's funds contributed to any of the persons described above;

           b. The business rationale for the Company's political contributions; and

           c. Identification of the person or persons in the Company who participated in making the decisions to contribute.

This report shall be posted on the company's website to reduce costs to shareholders.

Supporting Statement: As long-term shareholders of SBC Communications, we support policies that apply transparency and accountability to corporate political giving.

    Company executives exercise wide discretion over the use of corporate resources for political purposes. They make decisions without a stated business rationale for such donations. We believe shareholders are entitled to know how their company is spending its funds for political purposes. However, although there are various disclosure requirements for political contributions, this information is difficult for shareholders to access and is not complete.

    Although the Bi-Partisan Campaign Reform Act enacted in 2002 prohibits corporate contributions to political parties at the federal level, corporate soft money state-level contributions are legal in 49 states, and disclosure standards vary widely. Corporations can also make unlimited contributions to "Section 527" organizations, political committees formed for the purpose of influencing elections, but not supporting or opposing specific candidates. These do not have to be reported.

    In the 2004 election cycle, our company contributed approximately $560,000 to Section 527 organizations (Derived from data provided by http://www.PoliticalMoneyLine.com, an independent campaign finance disclosure website). In 2001-02, SBC made at least $1,480,645.00 in political contributions. (The Center for Responsive Politics:
http://www.opensecrets.org/softmoney/index.asp.)

    Relying only on the limited data available from the Federal Election Commission, the Internal Revenue Service, and the Center for Responsive Politics, a leading campaign finance watchdog organization, and Political Money Line provides an incomplete picture of the Company's political donations. Current disclosure is insufficient to allow the Company's Board and its shareholders to fully evaluate the political use of corporate assets.

    Absent a system of accountability, corporate executives will be free to use the Company's assets for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders, potentially harming long-term shareholder value.

    There is currently no single source of information that provides the information sought by this resolution. This report should represent a minimal cost to the company, as presumably management already monitors corporate resources used for such purposes. We believe that transparency and accountability in this area will advance our company's interests, and help build long-term shareholder value. We urge your support for this critical governance reform.

YOUR DIRECTORS' POSITION

    Political contributions, where permitted, are an important part of the legislative process. Your company is subject to legislation that significantly impacts its operations, including rates it can charge customers, its profitability and even how it must provide services to competitors. It is important that your company participate in the political process to protect your interests as stockholders. AT&T complies with all applicable Federal and state laws concerning political contributions.

    Each year, your Board of Directors authorizes maximum aggregate contributions that can be made by your company, as permitted by, and in strict compliance with, applicable law, for the purposes of supporting or opposing any party, committee, candidate for public office, or ballot measure, or for any other political purpose. Except for contributions for ballot measures, no expenditure over $1,000 may be made unless approved by the Chief Executive Officer (lesser amounts may be approved by delegates). All expenditures must be submitted to the company's attorneys to confirm that each contribution is lawful.

    In addition, no company funds, by law, are expended to make Federal political contributions. Federal law has long prohibited corporate contributions to Federal candidates or their political committees. With the enactment of the Bi-Partisan Campaign Finance Reform Act of 2002 (known as the "McCain Feingold Act"), corporate contributions to Federal political parties and Leadership Committees are prohibited, effective November 6, 2002.

    As to state and local contributions, state laws determine when and under what circumstances political contributions are permissible. Moreover, a number of states in which AT&T operates have extensive reporting requirements. These rules, in general, are applicable to all participants in the political process. This proposal, on the other hand, would impose a set of rules only on your company.

    This proposal would require an unwarranted expenditure of funds by your company and would be uniquely applicable only to your Company and not to our competitors, unions or any other participants in the process. Your Directors believe that any reporting requirements that go beyond those required under existing law should be applicable to all participants in the process, not just to AT&T as the proponent asks.

                     Your Board of Directors Recommends a

                         Vote "AGAINST" This Proposal.


Stockholder Proposal B (Item 6 on Proxy Card)

6 - Independent Board Chairman

RESOLVED: Stockholders request that our Board of Directors change our governing documents (Charter or Bylaws if practicable) to require that the Chairman of our Board serve in that capacity only and have no management duties, titles, or responsibilities. This proposal gives our company an opportunity to cure our Chairman's loss of independence should it exist or occur once this proposal is adopted.

    The primary purpose of our Chairman and Board of Directors is to protect shareholders' interests by providing independent oversight of management, including the CEO. Separating the roles of Chairman and CEO can promote greater management accountability to shareholders and lead to a more objective evaluation of our CEO.

    When one person acts as our Chairman and CEO, a vital separation of power is eliminated--and we as the owners of our company are deprived of both a crucial protection against conflicts of interest and also of a clear and direct channel of communication to our company through our Chairman.

    54% Yes-Vote
Twenty (20) shareholder proposals on this topic won an impressive 54% average yes-vote in 2005. The Council of Institutional Investors www.cii.org, whose members have $3 trillion invested, recommends adoption of this proposal topic.

    CEO to Receive Lifetime Access to Company Aircraft
I believe the following text based on The Corporate Library's "Board Analyst Profile" for SBC supports adoption of an Independent Board Chairman: It is not only current [CEO] compensation levels that are a cause of concern. Post-retirement benefits are also excessive. Annual pension benefits are predicted to be just under $5.5 million. In addition the CEO is due to receive lifetime access to company aircraft, an automobile and automobile benefits, and office facilities and support staff. In addition to the pension benefits, the CEO is due to be retained as a consultant for three years following retirement, with wholly unnecessary annual fees set at 50% of salary; in other words, well over $1 million yearly.

    Moreover
It is well to remember that at Enron, WorldCom, Tyco, and other legends of mis-management and/or corruption, the Chairman also served as CEO. When a Chairman runs a company as Chairman and CEO, the information given to directors may or may not be accurate. If a CEO wants to cover up improprieties and directors disagree, with whom do they lodge complaints? The Chairman?

                          Independent Board Chairman
                                   Yes on 6

YOUR DIRECTORS' POSITION


    Your Board of Directors believes that AT&T and its stockholders are best served by having one person serve as Chairman and CEO. This practice is consistent with that of most other large companies. Under this structure, your Company has received many awards, including being named as America's Most Admired Telecommunications Company (Fortune magazine, 2006, 2000 - 2004, and 1996 - 1998) and the World's Most Admired Telecommunications Company (Fortune magazine, 2006 and 1998-2004).

    In addition, the Board has taken several steps to ensure that the Board effectively carries out its responsibility for the oversight of management. The Board has appointed a Lead Director (currently, Mr. Henderson, an independent member of the Board) who presides over regular executive sessions of the nonmanagement members of the Board. Members of management do not attend these sessions. The appointment of the Lead Director and the use of executive sessions of the Board, along with the Board's strong committee system and overwhelming majority of independent Directors allows the Board to maintain effective oversight of management.


    Your Directors also note that out of 17 Directors, only two are members of management: Mr. Whitacre and Mr. Stephenson. Key committees, such as the Audit, Human Resources and Corporate Governance and Nominating Committees, are made up solely of independent Directors. Moreover, your Board is overwhelmingly independent with strong leadership from its independent Directors and Lead Director.

    Your Board believes that a single person, acting in the capacities of Chairman and CEO, serves as a bridge between the Board and management and provides critical leadership for carrying out your company's strategic initiatives and confronting its challenges. In short, the Board currently believes that a Chairman of the Board who is also a member of the management team is better situated to execute the company's strategy and business plans to maximize stockholder value.


    For these reasons, the Board believes that the adoption of a rigid policy requiring the election of a nonmanagement Chairman of the Board is not in the best interests of AT&T's stockholders.


                     Your Board of Directors Recommends a

                         Vote "AGAINST" This Proposal.

Stockholder Proposal C (Item 7 on Proxy Card)

SBC Corporation Executive Compensation

    WHEREAS, excesses in executive compensation have become a major issue for stakeholders. Opposition to excessive pay packages continues to mount, particularly among investors angry at compensation seemingly unrelated to financial performance. In fact, many mainstream investors have voted NO on compensation packages they felt were unreasonable. We also believe that boards, in setting executive compensation, should consider social and environmental performance, as well as financial performance.

   . The relationship between compensation and the social responsibility and environmental performance is an important question. For instance, shouldn't the pay of top officers be reconsidered if the company is found guilty of systematic sexual harassment or race discrimination or poor environmental performance, especially if the result is costly fines or expensive, protracted litigation?

   . Too often top executives have received considerable increases in compensation packages even when the company's financial performance or social responsibility performance has been mediocre or poor. When compensation is tied to social responsibility, better social responsibility performance will inevitably follow.

   . Business Week reports that executive compensation has skyrocketed from 42 to 1 in 1982 to over 400 times the pay of average employees in 2004.

   . "The size of the CEO compensation is simply out of hand," said Business Week in an April 22, 2002 editorial. Also the Conference Board issued a September 17, 2002 report acknowledging that executive compensation has become excessive in many instances and bears no relationship to a company's long-term performance.

   .  New York Federal Reserve Bank President, William J. McDonough, said:
      "CEOs and their boards should simply reach the conclusion that executive pay is excessive and adjust to more reasonable and justifiable levels."

   . Companies involved in significant downsizing of employees don't "share the pain," but escalate executive pay.

   . Many Board compensation committees fall prey to the desire to have their CEO paid in the top quartile of CEOs, thus creating a magnet effect pulling all executive compensation upward, regardless of contribution to shareholder value.

Resolved: The shareholders request the Board Compensation Committee undertake a special executive compensation review and provide a summary report to investors by Summer 2006. The report shall supplement information in the proxy statement.

    Questions to be addressed in the review and report shall include:

        1. The rationale for the compensation packages for our top executives, including an explanation of whether the Committee has considered a cap on the size of the compensation package for the future.

        2. How or if executive compensation is compared to the pay package of the average employee and if the increasing ratio between the two over the last decade is taken into account.

        3. How social and environmental performance is integrated into the formula for executive compensation and whether our corporation's employee downsizing or outsourcing is considered.

        4. An evaluation of whether our top executive compensation packages (including options, benefits, pension and retirement agreements) are excessive and should be modified.

        5. A summary description of opposition registered by stakeholders to our compensation package.

YOUR DIRECTORS' POSITION

    Each year, in AT&T's annual Proxy Statement, the Human Resources Committee includes an extensive report on the company's compensation policies for executive officers. In its report, the Human Resources Committee explains the methods it uses to determine compensation, including the use of outside consultants. This report is subject to detailed and complex rules of the Securities and Exchange Commission.

    Moreover, in 2003, all new members joined the Human Resources Committee and immediately began, with the aid of outside consultants, a comprehensive review of AT&T's executive compensation program, including the strategic use of salaries, short-term bonuses and long-term incentive awards. As a result, the Human Resources Committee made numerous changes to the program and adopted a set of principles with respect to AT&T's executive compensation that it included in its detailed report.

    Your Directors believe that requiring the Human Resources Committee to undertake yet another review of this report would result in unnecessary costs to the company, would repeat efforts made in the prior review and is unlikely to produce any additional benefits.


                     Your Board of Directors Recommends a

                         Vote "AGAINST" This Proposal.


Stockholder Proposal D (Item 8 on Proxy Card)

Director Compensation-SBC

WHEREAS:

    Excessive CEO pay is a matter of national concern and debate. There is evidence that directors who enjoy high director compensation are more likely to pay excessive CEO compensation and that high director pay coupled with high CEO pay correlates with underperformance of the company. (Note 1) We believe that many employees regard excessive CEO compensation as a breach of trust and demeaning of their value as employees and human beings. We believe that directors who recommend excessive CEO pay packages should be held accountable. One way to do this is to allow shareholders to vote on the directors' compensation.

    There are indications that our board has not paid sufficient attention to CEO compensation:

        1. In 2004, the CEO's total compensation was $15.7 million or $14.9 million, depending on whether total compensation includes the value of options granted in 2004 or instead gains from the exercise of stock options in 2004. (Note 2) The average total compensation for CEOs of 367 leading corporations was $11.8 million. (Note 3.) Based on total shareholder return, $100 invested in our company's stock on 12/31/99 was worth about $64 on 12/31/04 compared to about $75 for a peer group on companies. (Note
    4).

        2. Evaluating CEO pay relative to shareholder return on a scale of one to five, Business Week rated the company a one, the worst rating. (Note 5)

        3. Forbes ranked the company 168th worst out 189 companies in its measure of CEO performance versus CEO pay. (Note 6)

        4. The Corporate Library's Board Analyst Service graded the board F for its compensation of the CEO and D for its overall effectiveness. (Note
    7)

RESOLVED, the shareholders request the the following of the board:


        1. Annually ask the shareholders to approve every future compensation package for nonemployee directors, excluding any element to which the company is contractually bound as of the end of the 2006 annual meeting.


        2. In its submission, identify every benefit and perquisite of serving as a director that involves an expenditure or use of company assets, including contributions to charities of particular interest to the director.


        3. If the package receives at least half of the shareholder votes cast, make the package effective as of the effective date specified in the submission. If the package fails to receive at least half of the shareholder votes cast, leave the existing nonemployee director compensation package in effect until the shareholders approve a different one.


NOTES

        1. See Lucian Bebchuk and Jesse Fried, Pay Without Performance: The Unfulfilled Promise of Executive Compensation, Harvard University Press
    (2004), and Ivan E Brick, Oded Palmon, and John K. Wald, CEO Compensation, Director Compensation, and Firm Performance: Evidence of Cronyism?, http://www.personal.psu.edu/faculty/j/k/jkw10/jcf_052705.pdf. (April 13,
    2005).

        2.  2005 Proxy Statement

        3. Sarah Anderson et al., Executive Excess 2005--12th Annual CEO Compensation Survey, http://www.faireconomy.org/press/2005/EE2005_pr.html
    (total includes options exercised but not options granted).

        4.  2005 Proxy Statement

        5.  Business Week, April 18, 2005.

        6.  Forbes, http://www.forbes.com/2005/04/20/05ceoland.html.

        7.  Board Analyst, www.boardanalyst.com.

YOUR DIRECTORS' POSITION

    The Boards of Directors of public companies, as at AT&T, are permitted to establish reasonable compensation for Board members. At AT&T, the Corporate Governance and Nominating Committee periodically recommends compensation to the Board after consulting with an independent compensation consultant. Based on a comparison of other similarly sized companies by the independent consultant, your Board believes its overall compensation is reasonable and well within the range of compensation paid by companies of similar size and complexity. Management members of the Board receive no additional compensation for their service.

    Your Board is responsible for the corporate governance of the company, which has received high ratings from these major corporate governance reviewers:

   . Institutional Shareholder Services, the world's leading provider of proxy voting and corporate governance services, has rated AT&T as outperforming 96% of the companies in the S&P 500 index of companies and as outperforming 100% of the companies in the telecommunications services group.


   . Governance Metrics International ("GMI"), a global corporate governance ratings agency, gave AT&T a rating of 8.5 globally and 8.5 for its home market. According to GMI, ratings of 7.5 to 8.5 are above average.


    Compensation received by AT&T Directors is subject to extensive disclosure under the securities laws, including a detailed discussion contained in the annual Proxy Statement. This detailed disclosure ensures that stockholders are fully informed.


    The Board believes that the process it uses to gather and review the appropriate information and to make prudent decisions about Director compensation is appropriate and transparent, and ensures that stockholders are provided with extensive details of its decision-making process. Therefore, the Board does not believe that the expense of implementing this proposal is in the best interests of stockholders.


                     Your Board of Directors Recommends a

                         Vote "AGAINST" This Proposal.


Stockholder Proposal E (Item 9 on Proxy Card)

    RESOLVED, that the shareowners of SBC Communications Inc. (the "Company") amend the Company's bylaws, in compliance with applicable law, to require that the Board of Directors ("Board") seek shareowner ratification of any Severance Agreement with any Officer that provides Severance Benefits with a total present value exceeding 2.99 times the sum of the Officer's base salary plus target bonus. "Severance Agreement" means any agreement that dictates what an Officer will be compensated when the Company terminates employment without cause or when there is a termination of employment following a finally approved and implemented change of control. "Severance Benefits" means the value of all cash and non-cash benefits, including, but not limited to, the following: (i) cash benefits;
(ii) perquisites, (iii) consulting fees, (iv) equity and the accelerated vesting of equity, (v) the value of "gross-up" payments, i.e., payments to off-set taxes, and (vi) the value of additional service credit or other special additional benefits under the Company's retirement system. "Officer" means any senior executive officer. If the Board determines that it is not practicable to obtain shareowner approval of the Severance Agreement in advance, the Board may seek approval of the shareowners after the material terms of the Severance Agreement have been agreed upon. This bylaw amendment shall take effect upon adoption and apply only to Severance Agreements adopted, extended or modified after that date.

                             SUPPORTING STATEMENT

    This proponent supports compensation policies for Officers that link pay to performance. This proponent opposes pay practices that reward under-performing Officers with large payouts when they are terminated for poor-performance, e.g., this proponent is outraged by the $140 million severance payment made by the Disney Corporation to Michael Ovitz after 14 months of employment. The adoption of this by-law amendment, in this proponent's opinion, will put a reasonable cap on what can be paid out to Officers who are terminated for under-performance while allowing the Company the flexibility it needs to attract qualified individuals to serve in demanding positions of senior management.

    This proposal, in this proponent's opinion, will also address the risk of egregious severance packages being paid out by the Company as a result of a merger, acquisition or spin-off by limiting: 1) The inappropriate acceleration of the vesting of options for Officers in mergers, etc.; 2) Inappropriate links between severance/change-of-control payments and post-merger economic performance; 3) Recapitalizations where the management and shareowner base does not substantially change but change-in-control payments are triggered; and 4) The payment of "gross-ups" to pay federal taxes owned.

    According to this proponent's Pay-for-Performance Model, the Company's CEO compensation ranks in the bottom quintile. The Company significantly out-pays its CEO relative to the Company's peers and has financial performance slightly below its peers. The Corporate Library, utilizing its own compensation analysis, graded the Company's CEO compensation "F".

    An identical binding proposal to the one proposed here was passed by over 66% of AT&T Corporation's shareowner's at its 2005 annual meeting. However, that proposal will not take effect because of the acquisition of AT&T Corporation by the Company.

    Please join this proponent in voting FOR this proposal.

YOUR DIRECTORS' POSITION


    Your Board believes that this proposal is unnecessary because the Company is already taking steps to limit the amount of compensation that may be payable in connection with a change in control. First, the Human Resources Committee has determined to reduce the benefits under the current Change in Control Severance Agreements, effective with their expiration in January 2007. Currently, the agreements provide for the payment of up to 3 times the following: annual salary, the most recently paid short-term award and the most recent target long-term award. The Committee is eliminating the long-term component and providing for a severance payment equal to 2.99 times the annual base salary and the target short-term incentive award.


    In order to further reduce the benefit, payments to offset excise taxes resulting from the severance payments will no longer be made after expiration of the current agreements, except in those situations where the excise tax is triggered because of prior deferrals of income.

    Similarly, in the 2006 Incentive Plan being submitted to stockholders at the 2006 Annual Meeting, the Board has further cut back the benefits from a change in control of the company. Under the prior plan, stock options, restricted stock and performance awards would vest at a change in control. Under the new plan, stock options and restricted stock will vest only if the employee is involuntarily terminated or leaves for good reason (adverse adjustment in responsibilities, base salary, target short-term award, or relocation). Long-term and short-term performance grants will no longer vest upon a change in control, but will continue to be subject to the achievement of performance targets under the new plan.

    The Board believes that these actions of the Human Resources Committee have substantially implemented the intent of this proposal in a fair and reasonable manner, making the proposal unnecessary.

                     Your Board of Directors Recommends a

                         Vote "AGAINST" This Proposal.

Stockholder Proposal F (Item 10 on Proxy Card)

10 - Adopt Simple Majority Vote

RESOLVED: Shareholders recommend that our Board of Directors take each step necessary for a simple majority vote to apply on each issue that can be subject to shareholder vote to the greatest extent possible. This proposal is focused on precluding voting requirements higher than approximately 51% wherever practicable.

    75% yes-vote
This topic won a 75% yes-vote average at 7 major companies in 2004. The Council of Institutional Investors www.cii.org formally recommends adoption of this proposal topic.

    62% yes-vote
The 2005 edition of this proposal won an impressive 62% yes-vote at our annual meeting based on yes and no votes cast. The 2005 edition was submitted by
R. Chevedden according to the "Investor responsibility Research Center Checklist of 2005 Shareholder Resolutions."

    End Potential Frustration of the Shareholder Majority
Our current rule allows a small minority to frustrate the will of our shareholder majority. For example if 66% vote yes and only 1% vote no - only 1% could force their will on the overwhelming 66% majority on a key governance issue.

This proposal does not address a majority vote requirement in director elections - an issue gaining a groundswell of support as a separate ballot item.

    Progress Begins with One Step
It is important to take one forward step in our corporate governance and adopt the above RESOLVED statement since our 2005 governance was not impeccable. For instance in 2005 it was reported (and certain concerns are noted):

   -The Corporate Library (TCL), an independent investment research firm in Portland, Maine rated our company:
       "D" in Overall Board Effectiveness.
       "D" in Board Composition.
       "F" in CEO Compensation - $14 million.
   Overall Governance Risk Assessment = High


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


   -We had no Independent Chairman and our Lead Director had 22-years director tenure - Independent oversight concerns.
   -We had to marshal a 67% shareholder vote to make certain key governance improvements - Entrenchment concern.
   -Cumulative voting was not allowed.
   -Poison pill: A 2003 shareholder proposal wining a 60% vote asked our management to commit to not to adopting a poison pill without seeking shareholder approval. Management has not adopted any such poison pill limitation in response to the 2003 proposal.

Additionally:
   -There are too many active CEOs on our board (3) - Independence and over-commitment concern.
   -Five directors were allowed to hold 4 director seats - Over-extension concern.
   -Three of our directors were designated "problem directors" by The Corporate
   Library:
       1) Mr. Henderson - because he chaired the executive compensation committee at SBC, which received a CEO Compensation rating of "F" by The Corporate Library.
       2) Mr. McCoy - because he chaired the executive compensation committee at Freddie Mac, which received a CEO compensation grade of "F" by TCL.
       3) Mr. Knight - because he chaired the executive compensation committee at Morgan Stanley, which received a CEO Compensation rating of "F" by TCL.
The number of correctable practices above reinforce the reason to take one step forward now and adopt simple majority vote.

                          Adopt Simple Majority Vote
                                   Yes on 10

YOUR DIRECTORS' POSITION

    Your Board believes that this proposal is unnecessary because the Company has already taken steps to substantially implement simple majority voting on a going forward basis. At the 2006 Annual Meeting, your Board is submitting a proposal to stockholders for approval that would remove provisions from the Certificate of Incorporation that required the 2/3 approval of the outstanding shares of the Company to modify provisions of the Bylaws with respect to a staggered or classified Board, the maximum number of Directors, and a requirement that certain business combinations be approved by a 2/3 majority of the outstanding shares. Upon approval of this amendment, the provisions in the Bylaws requiring 2/3 majority approval of business combinations will be deleted. A previous amendment of the Bylaws approved by stockholders repealed the staggered Board and maximum number of stockholders.

    Your Board is and will continue to be responsive to stockholder concerns. A proposal that the Company not adopt a "poison pill" was adopted by the company. Your Board has also adopted strong Corporate Governance Guidelines that call for, among other things, the election of a Lead Director from among the nonmanagement chairpersons of the Board committees. The current Lead Director is James D. Henderson, who has been a Director of your Company since 1999.

    Your Company is well respected with an excellent corporate governance record. Your management has received many awards, including being named as America's Most Admired Telecommunications Company (Fortune magazine, 2006, 2000
- 2004, and 1996 - 1998) and the World's Most Admired Telecommunications Company (Fortune magazine, 2006 and 1998-2004). In addition, your Company has also received high ratings from these major corporate governance reviewers:

   . Institutional Shareholder Services, the world's leading provider of proxy voting and corporate governance services, has rated AT&T as outperforming 96% of the companies in the S&P 500 index of companies and as outperforming 100% of the companies in the telecommunications services group.

   . Governance Metrics International ("GMI"), a global corporate governance ratings agency, gave AT&T a rating of 8.5 globally and 8.5 for its home market. According to GMI, ratings of 7.5 to 8.5 are above average.

    Your Directors believe the Company has taken the steps to substantially implement this proposal. Accordingly, your Directors recommend a vote against this proposal.

                     Your Board of Directors Recommends a
                         Vote "AGAINST" This Proposal.

--------------------------------------------------------------------------------
AUDIT COMMITTEE

    The Audit Committee oversees the integrity of the financial statements of AT&T, the independent auditors' qualifications and independence, the performance of the internal audit function and independent auditors, and the compliance by AT&T with legal and regulatory matters. The members of the Audit Committee are Messrs. Ritchey (Chairman), Aldinger, Amelio, Eby, Madonna and McCoy, each of whom was appointed by the Board of Directors. The Board has adopted a written charter for the Audit Committee, which is attached as Appendix B to this Proxy Statement. The Audit Committee is composed entirely of independent Directors in accordance with the applicable independence standards of the New York Stock Exchange and AT&T. The Board of Directors has determined that the simultaneous service of each of Messrs. Aldinger and Madonna on the Audit Committee and the three other public company audit committees on which they each now serve would not impair the ability of either such member to effectively serve on AT&T's Audit Committee.


    The Board of Directors has determined that Messrs. Ritchey and Madonna are "audit committee financial experts" and are independent as defined in the listing standards of the New York Stock Exchange and in accordance with AT&T's additional standards. Although the Board of Directors has determined that these individuals have the requisite attributes defined under the rules of the Securities and Exchange Commission, their responsibilities are the same as those of the other Audit Committee members. They are not AT&T's auditors or accountants, do not perform "field work" and are not full-time employees. The Commission has determined that an audit committee member who is designated as an audit committee financial expert will not be deemed to be an "expert" for any purpose as a result of being identified as an audit committee financial expert. The Audit Committee is responsible for oversight of management in the preparation of AT&T's financial statements and financial disclosures. The Audit Committee relies on the information provided by management and the independent auditors. The Audit Committee does not have the duty to plan or conduct audits or to determine that AT&T's financial statements and disclosures are complete and accurate. AT&T's Audit Committee charter provides that these are the responsibility of management and the independent auditors.

..  Report of the Audit Committee


    The Audit Committee: (1) reviewed and discussed with management AT&T's audited financial statements for the year ended December 31, 2005;

(2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications;
(3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; and (4) discussed with the auditors the auditors' independence.

    Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2005, be included in AT&T's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

February 16, 2006

                             The Audit Committee:


             S. Donley Ritchey,         Martin K. Eby, Jr.
               Chairman                 Jon C. Madonna
             William F. Aldinger III    John B. McCoy
             Gilbert F. Amelio


..  Principal Accountant Fees and Services

    Ernst & Young LLP acts as the principal auditor for AT&T and also provides certain audit-related, tax and other services. The Audit Committee has established a pre-approval policy for services to be performed by Ernst & Young. Under this policy the Audit Committee approves specific engagements when the engagements have been presented in reasonable detail to the Audit Committee before services are undertaken.

    This policy also allows for the approval of certain services in advance of the Audit Committee being presented details concerning the specific service to be undertaken. These services must meet service definitions and fee limitations previously established by the Audit Committee. Additionally, engagements exceeding $500,000 must receive advance concurrence from the Audit Committee Chairman. After an auditor is engaged under this authority, the services must be described in reasonable detail to the Audit Committee at the next meeting.

    All pre-approved services must commence, if at all, within 14 months of the approval.

    The fees for services provided by Ernst & Young (all of which were pre-approved by the Audit Committee) to AT&T in 2005 and 2004 were as follows (dollars in millions):


   . Audit Fees were $16.7 and $14.7 for 2005 and 2004, respectively. Included in this category are fees for the annual financial statement audit, quarterly financial statement reviews, and audits required by Federal and state regulatory bodies.

   . Audit-Related Fees were $3.1 and $2.6 for 2005 and 2004, respectively. These fees, which are for assurance and related services other than those included in Audit Fees, include charges for employee benefit plan audits, SAS 70 attestations, consultations concerning financial accounting and reporting standards, and audits and due diligence in conjunction with proposed or consummated acquisitions and dispositions.

   . Tax Fees were $1.9 and $1.9 for 2005 and 2004, respectively. These fees include charges for various Federal, state, local and international tax compliance and research projects, as well as tax services for AT&T employees working in foreign countries.

   . All Other Fees were $0 and $0.1 for 2005 and 2004, respectively. These fees were for assessing processes used by AT&T to accumulate and analyze operating data.

--------------------------------------------------------------------------------
HUMAN RESOURCES COMMITTEE


    The Human Resources Committee, composed entirely of independent, nonemployee Directors, is responsible for the compensation of AT&T's executives and overseeing the compensation practices of AT&T, including the Named Officers (defined on page 57). No employee of AT&T serves on this Committee. The current members of the Committee are: James A. Henderson (Chairman), Gilbert F. Amelio, Martin K. Eby, Jr., and Patricia P. Upton.


.. Report of the Human Resources Committee on Executive Compensation

    In 2003, the Board of Directors adopted a number of corporate governance initiatives, including a new Code of Ethics, new Corporate Governance Guidelines and a new committee devoted to corporate governance matters and Director nominations. Previously, the Human Resources Committee had carried out many of the new committee's functions, and the Board determined to move all the members of the then Human Resources Committee to the new Corporate Governance and Nominating Committee. As a result, the current members, all new to the Committee, were appointed to the Human Resources Committee in March 2003. Because annual compensation had been set the preceding January, the new Committee first was able to affect annual compensation in January 2004.

Review of AT&T's Executive Compensation Program

    Upon assuming office in 2003, the current Committee undertook a comprehensive review of the SBC Communications Inc. (now AT&T Inc.) executive compensation program, including the use of salaries, short-term bonuses and long-term incentive awards. The Committee, assisted by independent consultants, analyzed current compensation trends, studied published recommendations of respected business organizations on the subject of executive compensation, reviewed proxy statements of other companies, and compared our program to those of other leading companies. The Committee also solicited input from former members of the Committee and the Board of Directors.


    The Committee found that our compensation programs were sound and consistent with those of other firms of similar size. They had enabled us to attract and retain a high-quality management team. An individual and business unit performance evaluation system based upon financial and nonfinancial objectives was in place and rigorously followed. Executive pay was targeted to the 62nd percentile for annual cash compensation and at the 50th percentile for long-term compensation as compared with other firms of similar size and financial performance (except for the CEO, which is covered later in this report.)


    The Committee found that there were opportunities to tie the incentive pay of executives more directly to performance and to minimize dilution from equity-based compensation programs.

    As a result of its review, the new Committee adopted the following principles with respect to executive compensation:

   . Maximize the alignment of executive compensation with the long-term interests of stockholders.

   . Provide competitive compensation to attract, retain and motivate executives.

   . Base both short-term bonuses and long-term compensation on performance measures.

   . Balance equity-based compensation awarded to executives with the interests of stockholders concerning dilution.

   . Establish short-term incentives with a view toward achievement of long-term corporate goals.

   . Provide opportunities for executives to acquire and hold AT&T Inc. stock and establish minimum ownership requirements.

    These principles were employed by the new Committee members in setting annual compensation beginning in 2004.

2005 Compensation

    To help properly implement the Committee's policies and to determine appropriate compensation, the Committee employs independent compensation and benefits consultants to assist in establishing compensation and analyzing the actual compensation of executives. The Committee reviews compensation including salaries, short-term incentives and long-term incentives at a group of companies (the "Comparator Group") selected with the advice of an outside independent compensation consultant. The Comparator Group consists of large companies in diverse businesses and telecommunications companies, including, among others, companies subject to comparable governmental regulation. Compensation data from the Comparator Group is adjusted using statistical analysis to eliminate differences arising from the relative sizes of the companies in the Comparator Group in comparison to AT&T Inc. This market data is then used to establish a target compensation range for each executive officer position.

    AT&T Inc. (at the time known as SBC Communications Inc.) acquired AT&T Corp. ("Old AT&T") in November of 2005. Compensation paid in 2005 is in accordance with a combination of pre-acquisition AT&T Inc. plans and Old AT&T plans in effect for the year. The Human Resources Committee was responsible for pre-acquisition AT&T Inc. executive compensation for the full year and Old AT&T executive compensation from the date of the acquisition.

    Annual Base Salaries The Committee determined executive officer salaries (other than the Chief Executive Officer) for 2005 for pre-acquisition AT&T Inc. executive officers by targeting the 50th percentile of the salary market data for the Comparator Group and by considering individual performance, level of responsibility and experience.

    Short-Term Incentives In 2005, the Committee used short-term incentives in the form of performance based annual cash bonuses to compensate executive officers as well as other executives. The Committee established performance targets for executive officers using financial and/or operational goals linking pre-acquisition AT&T Inc. to the company's overall performance. Target bonuses for executive officers (except the Chief Executive Officer) were established by targeting the 62nd percentile of cash compensation (salary plus annual bonus) for the Comparator Group, adjusting for individual performance, level of responsibility and experience.

    The Committee also considered individual performance, level of responsibility and experience to determine the final target bonus amounts. Bonuses are paid at the discretion of the Committee based on the accomplishment of company and/or business unit performance targets set at the beginning of the year and individual performance.

    The 2005 financial and operational targets for bonuses for executive officers were based on pre-acquisition AT&T Inc. net income (wireline operating income for certain of the executive officers other than the Chief Executive Officer), free cash flow (or business unit operating income for part of the year for one named officer), customer satisfaction and customer churn (weighted 50%, 30%, 10% and 10%, respectively); similar targets were established for nonexecutive officers and business units with more weight placed on business unit performance.

    Targets are established by the Committee after a review of the business plan and a determination of the short-term business metrics the Committee desires the managers to focus most on to drive results. If the objectives are not completely met, the bonuses are reduced, or if certain minimum targets are not met, bonuses are eliminated. If a target is exceeded, the payout increases, subject to a cap at 125% of the target opportunity. In addition, the Committee provided for an extraordinary bonus payment of up to 10% of the short-term award if certain aggressive year-over-year revenue targets for pre-acquisition AT&T were also achieved. The Committee reviewed the performance objectives and corresponding results for 2005 and determined that the executive officers, including all of the Named Officers, had exceeded the net income, free cash flow and customer measures, but that the year-over-year revenue growth, while positive, did not meet targets. The Committee authorized bonuses at 125% of the target for executive officers (122% for one named officer whose target was based, in part, on the operating income of his business unit as noted above), together with special discretionary awards based on individual performance for certain officers. Executive officers that were executive officers of Old AT&T before the acquisition exceeded targets set by the acquired company for performance during the entire year, including the period after the acquisition of Old AT&T and were awarded bonuses of 186%. For the year 2006, and beyond, all officers will have substantially the same short-term incentive plan structure, including the 125% cap.


    Long-Term Incentives In 2005, the Committee granted executive officers long-term incentives in the form of performance shares for the 2005-2007 performance period. The Committee determined the total amount of long-term incentives to grant each executive officer (except the Chief Executive Officer) by using the 50th percentile of the long-term market data for the Comparator Group and adjusting for individual performance, level of responsibility and experience.


    In 2002 and before, the long-term incentive was made up of 40% performance shares, typically with three-year performance periods, and 60% stock options. In 2003, the previous committee modified the mix of those elements to one-third performance shares, one-third stock options and one-third restricted stock. The performance objectives for performance shares granted in 2002 and 2003 were based on a net income target for each year in the three-year performance cycle.


    For the 2004-2006 performance period, the new Committee decided to deliver the entire long-term incentive in the form of performance shares and continued that policy in 2005 for the 2005-2007 performance period. While stock options and time-based restricted stock are linked to the interests of stockholders, they do not have a performance component or measure. In addition, current accounting rules cause stock options to be dilutive in calculating earnings per share. Therefore, the Committee decided to grant performance shares exclusively in 2004 and 2005 and did not use stock options or time-based restricted stock as long-term compensation. The value of performance shares fluctuates directly with changes in the price of AT&T stock (each performance share is equal in value to a share of AT&T stock), which ties managers' interests directly to those of stockholders. The performance shares are paid out only to the extent specific internal financial and/or operational objectives are achieved. No payout is made if minimum objectives are not met. Payouts, when earned, are to be paid in a combination of stock and cash, which reduces dilution.


            --------------------------------------------------------
                Comparison of the Compensation Elements Used for
                Delivering Value in Long-Term Compensation Plans
            --------------------------------------------------------
                                                    2004 and 2005
              2002 Long-Term     2003 Long-Term       Long-Term
               Compensation       Compensation      Compensation
            ------------------ -----------------  -----------------
            Performance Shares Performance Shares Performance Shares
              (Paid in 2005)     (Paid in 2006)     (Paid in 2007
              Stock Options      Stock Options       and beyond)
                                Restricted Stock
                                (Vested in 2006)
            --------------------------------------------------------


    The Committee also determined to use return on invested capital instead of net income as the long-term performance measure for target awards beginning in 2004. This measurement is calculated by averaging over the three-year performance period: (1) the company's annual net income before extraordinary items plus after-tax interest expense, divided by (2) the average debt and average stockholder equity for the relevant year. This encourages managers to not only focus on net income, but also to ensure that the company's capital is invested effectively.


    Another change made by the Committee provided that if the target is exceeded, more shares can be earned, but the number of shares that can be earned is capped at 150% of the target award. For performance awards granted in 2002 and 2003 up to 200% of target awards could be paid out based upon performance.

    In 2005, pre-acquisition AT&T Inc. officers, including the executive officers and the Chief Executive Officer, received the payout of their performance share awards for the 2002-2004 performance period, having substantially met the performance goals set by the Committee. These goals were set with a recognition that the company was reacting to new market entrants and transforming into a national communications company offering a wide range of services. The performance goals for these awards were annual net income targets averaged over the three-year performance period from 2002 to 2004. (By comparison, the annual bonus described above covers only the 2005 performance period.) In accordance with a predetermined formula, 100% of the target performance shares were distributed. However, since the AT&T share price at the time of distribution was approximately 67% of the price it was at the time of the establishment of the incentive target, the payout value was correspondingly reduced to 67% of the target amount.


    Upon closing of the acquisition of Old AT&T, that company's executive officers received a payout of their long-term performance awards and restricted stock in accordance with Old AT&T's change in control plans. The long-term performance awards were for the 2004-2006 and 2005-2007 performance periods and were prorated based on the portion of the performance period completed. The payout based on performance, before reduction for the pro-ration, was 121% and 163%, respectively. Under the Old AT&T change in control plans, restricted stock was vested in full at completion of the acquisition of Old AT&T.


Compensation for the Chief Executive Officer


    Employment Contract In 2001, the previous Committee initiated and approved an Employment Contract to retain Mr. Whitacre as the Chief Executive Officer of AT&T Inc., which at the time was known as SBC Communications Inc., for a period of five years, which coincides with his reaching the normal retirement age of
65. The Employment Contract was subsequently reviewed and approved by the Board of Directors and was effective November 16, 2001.


    The contract was designed to assure AT&T Inc. of the services of Mr. Whitacre for this five-year period. In return, the contract provided:


   . 2.5 million stock options at $39.13 to vest, in part, at three years and, in total, at five years


   .  post-retirement benefits including a three-year consulting agreement

   . target compensation for salary, total cash compensation and long-term incentives would be set at the 75th percentile

   . the provision that Mr. Whitacre's yearly salary and incentive targets expressed in dollars would not be reduced for the life of the contract.

    During 2004, the Committee conducted a review of the Employment Contract with the assistance of independent outside consultants. The target compensation established in 2001 was analyzed based on 2001 market data, CEO employment agreements for other telecommunication companies and current market data. Based on this review and the competitive demand for CEOs in the telecommunications industry, the Committee has determined that the 2001 target compensation levels were appropriate.

    The contract was entered into at a time when telecommunications and technology companies were, in general, performing well and in favor with investors. Equity markets were at an all-time high, which drove compensation packages. Compensation for experienced CEOs was at especially high levels. It was not clear which companies were going to emerge as "winners." Several major companies were searching for new CEOs. The Committee at the time was facing an extraordinarily competitive environment for executives with proven track records in telecommunications and technology.

    The provisions of the contract, including the post-retirement benefits and the stipulation that salary and incentive targets not be reduced, were consistent with compensation practice for long-serving and successful CEOs at the time.

    2005 Compensation As in 2004, the Committee again made no change to Mr. Whitacre's base salary or to short-term and long-term incentive target awards for 2005, which were set in accordance with his contract. As with other executive officers, Mr. Whitacre's annual bonus and long-term incentives are based exclusively on performance measures and will be realized only if targets are met. In order to tie Mr. Whitacre's long-term compensation even more closely to the interests of the stockholders, the long-term performance shares granted in each of 2004 and 2005 for Mr. Whitacre, which, assuming attainment of targets, will be paid in 2007 and 2008, respectively, are based 75% on return on invested capital (described above) with the ability to receive a payout of up to 150% of the target award in the same manner as the other executive officers. However, another 25% of the award is based on the comparison of AT&T's total stockholder return (stock appreciation plus reinvestment of dividends) compared to relevant companies in the North American Telecom Index, which excludes equipment manufacturers and companies with a market capitalization of under $5 billion, and adds several cable company competitors not in the Index. The following chart shows the potential payouts based on total stockholder return:



   --------------------------------------------------------------------------------
   AT&T Total Stockholder Return compared to the               Payout
       adjusted North American Telecom Index                 Percentage
   ---------------------------------------------      ---------------------------
       AT&T is the top company                                  200%
       AT&T in top 75 - 99% of the Index                        150%
       AT&T in top 50 - 74.99% of the Index                     100%
       AT&T in top 25 - 49.99% of the Index                      50%
       AT&T below 25% of the Index                   0% (if results exceed a 20%
                                                      return, then 10% payout)
   --------------------------------------------------------------------------------
   In each case, the payout is reduced by 10% if AT&T's total stockholder return is negative.
   --------------------------------------------------------------------------------



    As noted above, all the executive officers, including Mr. Whitacre, exceeded the net income, cash flow and customer satisfaction targets. After considering his achievements and performance, the Committee determined to pay Mr. Whitacre 125% of his target bonus in accordance with a predetermined formula. The Committee also determined that for the 2002-2004 performance period, the company substantially met the cumulative income targets under the performance share grant, and Mr. Whitacre received a payout of 100% of the target performance shares. However, since the AT&T share price at the time of distribution was approximately 67% of the price at the time the incentive target was established, the payout value was reduced to 67% of the target value.

    Under Mr. Whitacre's leadership in 2005, the company offset much of the unfavorable telecommunications regulation by improved revenue, customer network connections and margin growth. In addition, Mr. Whitacre has also positioned the company into high growth areas of the telecommunications industry through two "transforming" acquisitions. By acquiring AT&T Wireless in late 2004, our Cingular Wireless subsidiary (owned 60% by AT&T Inc.) became the largest wireless provider in the U.S. The acquisition of AT&T Corp, the former parent of the company, will allow the company to become an end-to-end provider for major companies in the United States and also expand its global reach. To recognize Mr. Whitacre's efforts in acquiring and integrating AT&T Wireless, the Committee made a special long-term incentive grant (set out in the long-term compensation table) tied to the cumulative pre-tax net income of

Cingular Wireless (based on AT&T's 60% interest) for the 2005 to 2006 performance period. Similarly, in recognition of Mr. Whitacre's leadership and vision in acquiring AT&T Corp., the Committee awarded him a special long-term incentive for the 2006 to 2007 performance period that is based upon the cumulative pre-tax earnings of AT&T's wireline business. Under the terms of each award, Mr. Whitacre will earn nothing unless the relevant two-year cumulative pre-tax income meets the projections upon which the Board voted to proceed with the transactions. For each award, if the projections are met, he will earn 50% of the relevant award. Each award is capped at 100% and will be earned in full if the relevant two-year cumulative pre-tax income falls within a range of between $1.4 billion and $1.5 billion above the projections on which the relevant transaction was approved. Certain other executive officers who participated in the AT&T Corp acquisition received cash bonuses and additional long-term incentives in 2005.


Stock Ownership Guidelines


    The Committee has established stock ownership guidelines for the Chief Executive Officer, other executive officers, and all other officer level employees. The guidelines were increased in 2005 to a minimum level of ownership of five times base salary for the Chief Executive Officer and were continued at the lesser of three times base salary or 50,000 shares for other executive officers and the lesser of one times base salary or 25,000 shares for all other officers. Newly appointed officers are expected to be in compliance with the ownership guidelines within five years of their appointments.


    To encourage all employees, as well as officers, to acquire and hold AT&T stock, the company offers several ways to invest in AT&T through payroll deductions, a limited portion of which AT&T matches in AT&T stock. AT&T offers a tax-qualified savings plan that allows employees to purchase AT&T stock, among other investment choices. The company also offers the Stock Purchase and Deferral Plan, in which middle managers and above may receive stock options based on the amount of AT&T stock purchased with payroll deductions.

Change in Control Provisions

    The Committee has determined to reduce the benefits under the current Change in Control Severance Agreements, effective with their expiration in January 2007. Currently, the agreements provide for the payment of up to three times the following: annual salary, the most recently paid short-term award and the most recent target long-term award. Effective January 2007, the Committee has eliminated the long-term component and instead provided for a total severance payment of 2.99 times the annual base salary and the target short-term incentive award in the future.


    In order to further reduce the benefit, the Committee eliminated payments to offset excise taxes resulting from the severance payments, except in those situations where the excise tax is triggered because of prior deferrals of income.


    Similarly, in the 2006 Incentive Plan being submitted to stockholders at the 2006 Annual Meeting, the Committee and the Board have further reduced the benefits from a change in control of the company. Under the prior plan, stock options, restricted stock and performance awards would vest at a change in control. Under the new plan, stock options and restricted stock will vest only if the employee is terminated or leaves for Good Reason (adverse adjustment in responsibilities, base salary, target short-term award, or relocation). Long- and short-term performance grants will no longer vest upon a change in control but will continue to be subject to the achievement of performance targets under the new plan.


   Supplemental Employee Retirement Plan Benefit

    The Committee has also reduced benefits under the 2005 Supplemental Employee Retirement Plan (SERP) for new executives. The SERP provides a target annual retirement benefit, expressed as a percentage of an executive's salary and annual incentive bonuses paid in the highest 36 consecutive months in the last ten years worked. The target annual retirement benefit may be reduced for retirement with less than 30 years of service or increased based on service credits earned after 30 years of service.

    Under the prior agreements, the SERP target retirement percentage could range up to 75%. The Committee has reduced the target retirement percentage to 50% for all new participants. This retirement percentage may be adjusted only based on service.

    Any executive with an existing SERP target retirement percentage in excess of 50% will have his or her target percentage capped at its current level, subject to adjustments for length of service.

   Limit on Deductibility of Certain Compensation

    Federal income tax law prohibits publicly held companies, such as AT&T, from deducting certain compensation paid to a Named Officer that exceeds one million dollars during the tax year. To the extent that compensation is based upon the attainment of performance goals set by the Committee pursuant to plans approved by the stockholders, the compensation is not included in the computation of the limit. The Committee intends, to the extent feasible and where it believes it is in the best interests of AT&T and its stockholders, to attempt to qualify executive compensation as tax deductible where it does not adversely affect the Committee's development and execution of effective compensation plans. The Committee intends to maintain the flexibility to take actions it considers to be in the best interests of AT&T and its stockholders.

February 10, 2006

                        The Human Resources Committee:

            James A. Henderson, Chairman Martin K. Eby, Jr.
            Gilbert F. Amelio            Patricia P. Upton

SUMMARY COMPENSATION TABLE
       The table below contains information concerning annual and long-term compensation provided to the Chairman of the Board and Chief Executive Officer and the other most highly compensated executive officers of AT&T (the "Named Officers").

----------------------------------------------------------------------------------------------------------------------
                                                                                          Long-Term Compensation
                                                                                     --------------------------------
                                                       Annual Compensation                  Awards          Payouts
                                             --------------------------------------- --------------------- ----------
                                                                                                Number of
                                                                           Other     Restricted Securities
                                                                           Annual      Stock    Underlying   LTIP
                   Name                      Year   Salary     Bonus    Compensation  Award(s)   Options    Payouts
----------------------------------------------------------------------------------------------------------------------
Edward E. Whitacre, Jr.                      2005 $2,124,000 $7,125,000  $2,672,953  $        0    63,624  $4,792,631
 Chairman & Chief Executive Officer          2004 $2,124,000 $6,213,000  $1,638,771  $        0   400,000  $3,466,930
                                             2003 $2,122,000 $5,700,000  $  937,516  $7,197,990 1,352,128  $2,444,000
James D. Ellis                               2005 $  807,167 $2,125,000  $  539,031  $        0    99,973  $  829,491
 Senior Executive Vice President and         2004 $  783,667 $1,981,000  $  368,195  $        0    97,377  $  578,440
 General Counsel                             2003 $  744,500 $  925,000  $  215,646  $1,334,001   265,712  $  480,197
Forrest E. Miller                            2005 $  684,667 $1,405,000  $  512,656  $        0     3,595  $  710,999
 Group President, AT&T Communications Corp.  2004 $  664,333 $  963,560  $  213,105  $        0     3,248  $  250,669
                                             2003 $  634,000 $  884,000  $  115,768  $  999,990   145,824  $  147,324
Randall L. Stephenson                        2005 $  934,500 $1,975,000  $  506,829  $        0   105,405  $  758,387
 Chief Operating Officer                     2004 $  819,167 $1,044,586  $  306,340  $        0    44,600  $  324,195
                                             2003 $  566,500 $  775,000  $  126,694  $1,199,997   227,354  $   72,025
Rayford Wilkins, Jr.                         2005 $  819,000 $1,335,826  $  350,312  $        0    14,649  $  710,999
 Group President                             2004 $  814,500 $1,057,301  $  238,973  $        0    13,319  $  578,440
                                             2003 $  777,000 $  950,000  $  137,536  $1,133,993   174,090  $  327,423

---------------------------------------------------------






                                              All Other
                   Name                      Compensation
---------------------------------------------------------
Edward E. Whitacre, Jr.                       $  249,588
 Chairman & Chief Executive Officer           $  730,594
                                              $1,227,272
James D. Ellis                                $  125,525
 Senior Executive Vice President and          $  201,703
 General Counsel                              $  219,607
Forrest E. Miller                             $   49,623
 Group President, AT&T Communications Corp.   $   52,557
                                              $   49,661
Randall L. Stephenson                         $   45,219
 Chief Operating Officer                      $   40,268
                                              $   28,786
Rayford Wilkins, Jr.                          $   40,364
 Group President                              $   41,201
                                              $   39,739

--------------------------------------------------------------------------------
Notes:


(1) Amounts shown under Restricted Stock Awards represent the grant date values of AT&T restricted stock (including stock units having the same terms as restricted stock but payable in cash) awarded to the Named Officers. One-third of each grant vests on each anniversary of the grant and entirely vests upon the retirement of the recipient. However, stock is nontransferable until the third anniversary of the grant and is forfeited if, at the third anniversary, the Company is in material default on the payment of a dividend. The number of shares remaining unvested, and their values as of December 31, 2005, are as follows: Mr. Whitacre--98,657 restricted shares valued at $2,416,102; Mr. Ellis--18,284 restricted shares valued at $447,775; Mr. Miller--13,706 restricted shares valued at $335,660; Mr. Stephenson--16,447 restricted shares valued at $402,795, and Mr. Wilkins--15,543 restricted shares valued at $380,640. Dividends or dividend equivalents are paid on all restricted stock.

(2) Other Annual Compensation includes earnings on long-term incentive plan compensation and amounts reimbursed for the payment of taxes. In accordance with SEC regulations, if a Named Officer receives personal benefits that exceed $50,000, these benefits are also included in the column and any benefit that exceeds 25% of an officer's total benefits is disclosed below. In valuing personal benefits, AT&T uses the incremental cost of the benefit to the company. Personal benefits include personal transportation, club memberships, home security, financial counseling, tax preparation and executive health benefits. The Securities and Exchange Commission has recently issued interpretive guidance regarding the reporting of personal benefits, which is reflected in this report. Under the new guidance, for example, payments for club memberships (dues and initiation fees) are now included as personal benefits even if the use is primarily for business; only if the use is exclusively for business may the amounts be omitted. Personal benefits reported under Other Annual Compensation for 2005, 2004 and 2003, respectively, include personal flights on Company transportation for Mr. Whitacre of $44,588, $32,312, and $45,567; and Mr. Ellis of $55,403, $42,594, and $34,007. Mr. Miller had $125,231 of personal flights reported for 2005, and Mr. Stephenson had $32,255 and $15,646 reported for 2005 and 2004, respectively. Mr. Whitacre had $24,350 of club memberships reported for 2004.

(3) All Other Compensation for 2005 includes benefits imputed to the Named Officers with respect to premiums on AT&T-owned life insurance, as determined in accordance with IRS guidelines. For Messrs. Whitacre, Ellis, Miller, Stephenson and Wilkins, this amount was $20,214, $4,721, $602, $993, and $1,628, respectively. All Other Compensation also includes the difference between market interest rates determined pursuant to SEC rules and actual rates used to determine earnings on deferred compensation for Messrs. Whitacre, Ellis, and Miller, of $128,574, $82,682, and $16,773, respectively. All other amounts reported under this heading represent employer matching contributions made to employee benefit plans.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values


    The purpose of the following table is to report exercises of stock options and stock appreciation rights ("SARs") by the Named Officers during 2005 and the value of their unexercised stock options and SARs as of December 31, 2005. AT&T has not issued any SARs to the Named Officers. "Value of Unexercised In-the-Money Options" figures are based on the year end, December 30, 2005, AT&T common stock price of $24.49.

                                            Number of Securities
                                           Underlying Unexercised   Value of Unexercised In-
                         Shares               Options at Fiscal       the-Money Options at
                        Acquired                  Year End               Fiscal Year End
                           on     Value   ------------------------- -------------------------
         Name           Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----------------------- -------- -------- ----------- ------------- ----------- -------------
Edward E. Whitacre, Jr. 427,884  $137,132  8,094,653    1,406,338    $294,570      $53,003
James D. Ellis           62,380  $ 17,710  1,361,372      163,449    $ 67,059      $52,676
Forrest E. Miller             0  $      0    596,830       51,214    $208,290      $ 4,304
Randall L. Stephenson     5,996  $  3,269    673,493      162,548    $ 29,864      $54,899
Rayford Wilkins, Jr.          0  $      0    706,436       68,601    $  8,591      $10,537


Long-term Incentive Plans--Awards in Last Fiscal Year


    The table below reports long-term performance based awards granted to the Named Officers during the last fiscal year, applicable to the performance periods indicated.

                            Number
                              of    Performance
                           Shares,    or Other   Estimated Future Payouts Under
                           Units or Period Until Non-Stock Price-Based Plans
                            Other    Maturation  ------------------------------
            Name            Rights   or Payout   Threshold  Target    Maximum
   ----------------------- -------- ------------ ---------- -------- ----------
   Edward E. Whitacre, Jr. 864,371   2005-2007       0      864,371  1,404,603
                           100,000   2005-2006       0      100,000    100,000
                           160,000   2006-2007       0      160,000    160,000
   James D. Ellis          152,122   2005-2007       0      152,122    228,183
                            40,000   2006-2007       0       40,000     40,000
   Forrest E. Miller       108,086   2005-2007       0      108,086    162,129
   Randall L. Stephenson   160,128   2005-2007       0      160,128    240,192
   Rayford Wilkins, Jr.    100,080   2005-2007       0      100,080    150,120

    Each performance share is equivalent in value to one share of AT&T common stock. At the end of the 2005-2007 three-year performance period, a percentage of the performance shares is converted 50% into cash and 50% into AT&T common stock. For the 2005 - 2007 Performance Period, the percentage of performance shares earned is dependent upon the achievement of a performance objective based on return on invested capital. In addition, 25% of Mr. Whitacre's award is based on the total stockholder return of AT&T as compared to a group of telecommunications companies. Each level of achievement of a performance objective is assigned a payout percentage ranging from 0% to 150% (0% to 200% for the total stockholder return measurement), with higher percentages reflecting greater performance achievement. Achievement of the target objective results in a 100% payout.

    For the 2005-2006 Performance Period, the performance goal for determining any payout is the cumulative pre-tax net income of Cingular Wireless LLC attributable to AT&T's 60% ownership interest in Cingular Wireless LLC. Each level of achievement of the performance goal is assigned a payout percentage ranging from 0% to 100%, with higher percentages reflecting greater performance achievement. Failure to achieve a certain minimum goal, results in forfeiture of the award.


    For the 2006-2007 Performance Period, the performance goal for determining payouts is the earnings before tax of AT&T, excluding the amortization of merger-related intangibles from the acquisition of AT&T Corp. and excluding income from Cingular Wireless, LLC, AT&T's Directory operations, and its international equity investments. Each level of achievement of the performance goal is assigned a payout percentage ranging from 0% to 100%, with higher percentages reflecting greater performance achievement. Failure to achieve a certain minimum goal results in forfeiture of the award.

Option Grants in Last Fiscal Year


    The table below contains the estimated present value of stock options granted in 2005 as of their issue date. The options were issued under a stock purchase plan where mid-level and above managers received options based on the number of AT&T shares they purchased.

                              Number of   Percent of
                              Securities Total Options  Exercise              Grant
                              Underlying  Granted to    or Base               Date
                               Options   Employees in    Price    Expiration Present
         Name           Grant  Granted    Fiscal Year  ($/ Share)    Date     Value
-------------------------------------------------------------------------------------
Edward E. Whitacre, Jr.   A     59,199       2.03%       $23.92   1/30/2015  $202,165
                          B      4,425       0.15%       $24.01   6/15/2015  $ 14,886
James D. Ellis            A     16,832       0.58%       $23.92   1/30/2015  $ 57,481
                          B     83,141       2.86%       $24.01   6/15/2015  $279,686
Forrest E. Miller         A      2,191       0.08%       $23.92   1/30/2015  $  7,482
                          B      1,404       0.05%       $24.01   6/15/2015  $  4,723
Randall L. Stephenson     A     16,085       0.55%       $23.92   1/30/2015  $ 54,930
                          B     89,320       3.07%       $24.01   6/15/2015  $300,472
Rayford Wilkins, Jr.      A      8,982       0.31%       $23.92   1/30/2015  $ 30,674
                          B      5,667       0.19%       $24.01   6/15/2015  $ 19,064

    The option values in the table represent the estimated present value of the options as of their issue date. These values were determined in accordance with a Black-Scholes option valuation model. The significant assumptions incorporated in the Black-Scholes model in estimating the value of the options include the following:


   . Options were issued with an exercise price equal to the fair market value of stock on the date of issuance. The term of each option is 10 years (unless otherwise shortened or forfeited because of termination of employment). The expected life of the option grants is eight years.


   . In calculating the value of the options, the model assumed an interest rate of 4.17% for grant A and 4.13% for grant B. These interest rates represent the interest rates on U.S. Treasury securities on the date of grant with maturity dates corresponding to that of the expected option lives.

   . Expected volatility was calculated for each grant using daily stock prices for the period prior to the grant date corresponding with the expected option life, resulting in volatility of 22.63% for grant A and 22.29% for grant B.

   . The model reflected an expected annual dividend yield of 5.39% for grant A and 5.37% for grant B.

    The ultimate value of the options will depend on the future market price of AT&T's common stock, which cannot be forecast with reasonable accuracy. The actual value, if any, that an optionee will realize upon exercise of an option will depend on the excess of the market value of AT&T's common stock over the exercise price on the date the option is exercised.

Pension Plans


    AT&T has noncontributory pension plans that cover almost all of its employees. Management employees, including each of the Named Officers, are generally entitled to receive the greater of the Cash Balance Benefit or the Career Average Minimum (CAM) Benefit, each of which is subject to Internal Revenue Code limitations on pay used to calculate pensions. Certain employees, other than the Named Officers, receive different benefits as a result of pension formulas offered to employees at companies acquired by AT&T. A participant's Cash Balance Benefit is equal to the balance in the participant's cash balance account, which is made up of (a) an opening account balance as of June 1, 1997, which reflects the lump sum present value of the participant's approximate age 65 accrued benefit under the old plan design, (b) subsequent monthly basic benefit credits equal to 5% of the participant's compensation (generally, base pay, commissions, and group incentive awards), (c) monthly interest credits on the participant's cash balance account, and (d) a transition benefit, which was based on an estimate of what the participant's account balance would have been if the cash balance design had been applied throughout the participant's employment with AT&T, plus additional credits for those participants whose age plus service exceeded 25 on May 1, 1997. The Cash Balance Benefit for managers was frozen as of January 14, 2005, so that they will no longer receive future accruals, but interest credits will continue to apply. The interest rate is equal to the published average annual yield for the 30-year Treasury Bond, reset quarterly as of the middle of the preceding quarter. The CAM Benefit is equal to the sum of 1.6% of a participant's average compensation (generally, base pay, commissions, and group incentive awards) for the five years ended December 31, 1999, multiplied by the number of years of service through the end of the averaging period, plus 1.6% of the participant's pension compensation subsequent to the averaging period.


    Pension amounts are not subject to reduction for Social Security benefits or any other offset amounts. The Internal Revenue Code places certain limitations on pensions that may be paid under Federal income tax qualified plans. Benefits that are so limited are restored for officers and certain senior managers from the general funds of AT&T either under the Supplemental Retirement Income Plan or its successor, the 2005 Supplemental Employee Retirement Plan (see paragraph below), or another AT&T nonqualified plan. If they continue in their current positions at their current levels of compensation and retire at the mandatory retirement age of 65, the total estimated annual pension amounts from the Pension Benefit

Plan and the estimated credited years of service at retirement under the Plan for Messrs. Whitacre, Ellis, Miller, Stephenson, and Wilkins would be $113,312 (44 years), $97,605 (36 years), $98,784 (33 years), $132,790 (43 years), and
$121,056 (42 years), respectively.


    AT&T offers a nonqualified pension for the named executive officers and certain other officers and senior managers, which is neither funded by nor a part of the Pension Benefit Plan or any other qualified pension plan of AT&T. As a result of changes in the tax laws, participants ceased accruing benefits based on service or compensation effective December 31, 2004, under the original plan, known as the Supplemental Retirement Income Plan ("SRIP"); future benefits are earned under the 2005 Supplemental Employee Retirement Plan ("SERP"). Separate distribution elections (annuity or lump sum) are made by the participants for benefits accrued before 2005 (under the SRIP) and for benefits accrued in and after 2005 (under the SERP). Elections for the portion of the pension that accrues in and after 2005, however, must be made when the officer first participates in the plan.

    Under the nonqualified pension, a target annual retirement benefit is established, stated as a percentage of their annual salaries and annual incentive bonuses averaged over a specified averaging period described below ("Average Annual Compensation"). The percentage is increased by .715% for each year of actual service in excess of, or decreased by 1.43% (.715% for midcareer hires) for each year of actual service below, 30 years of service for executive officers and other officers and 35 years of service for eligible senior managers. Average Annual Compensation is determined by averaging salaries and actual annual incentive bonuses (or such other portion of the target or annual bonus amount as the Human Resources Committee may determine) earned during the 36-consecutive-month period out of the last 120 months preceding retirement that generates the highest average earnings. The target percentages of Average Annual Compensation are: Chairman of the Board and Chief Executive Officer-75% and other executive officers-55% to 70%. All new agreements will have a 50% target percentage. Existing participants will be capped at current levels, subject to adjustment for length of service. In the event the participant retires before reaching his or her 60th birthday, a discount of .5% for each month remaining until the participant's 60th birthday is applied to reduce the amount payable under this plan, except for officers who have 30 years or more of service at the time of retirement.


    Benefits may be received as an annuity payable for the greater of the life of the participant or 10 years. If the participant dies before the 10th anniversary of his or her termination of employment, then the payments for the balance of the 10 years will be paid to the participant's beneficiary. Alternatively, the participant may elect to have the annuity payable for life with 100% or 50% payable upon his death to his beneficiary for the beneficiary's life. The amounts paid under each alternative (and the lump sum alternative described below) are actuarially equivalent. As noted above, separate distribution elections are made for pre-2005 benefits and 2005 and later benefits.

    Participants may elect to receive the actuarially determined net present value of the benefit as a lump sum if they are at least 55 years old upon termination, rather than in the form of an annuity. Participants may also elect to defer distribution of a portion or all of their lump sum benefit. Those who elect to defer any portion also have to elect the time period, not to exceed 20 years after their termination of employment, and the manner in which the lump sum will be paid. The participant is not permitted to receive more than 30% of the lump sum benefit prior to the third anniversary of the termination of employment, unless he or she is at least 60 years old at termination, in which case the participant may receive 100% of the lump sum benefit as early as six months after the termination of employment. Participants receiving their entire lump sum after six months from their termination must enter into a written noncompetition agreement with the company and agree to forfeit and repay the lump sum if they breach that agreement. Regardless of the payment form, no benefits under the SERP are payable until six months after termination of employment.

    The nonqualified pension pays only the difference, if any, between the target amount and that which would be payable under the Pension Benefit Plan calculated as if the benefits under the Pension Benefit Plan were paid in the form of an immediate annuity for life.


    If they continue in their current positions and if they retire at the normal retirement age of 65, the estimated annual retirement amounts that will be paid in accordance with the SRIP (for benefits earned prior to 2005) for Messrs. Whitacre, Ellis, Miller, Stephenson and Wilkins would be $5,380,795, $986,988, $490,121, $488,534, and $803,267, respectively.

    Each of Messrs. Whitacre, Ellis, Miller, Stephenson and Wilkins have elected to receive SERP (2005 and later) benefits in a lump sum. If they continue in their present positions and if they retire at the normal retirement age of 65, using their current Average Annual Compensation and the discount rate applicable to terminations that occur in 2006, the amounts they will be paid in accordance with the SERP are $18,804,737 (lump sum), $2,637,398 (lump sum), $5,135,840 (lump sum), $8,879,109 (lump sum), and $4,386,518 (lump sum), respectively. Unless the officer elects a later distribution date, each benefit is payable six months after termination of employment. Pending distribution, amounts earn interest at the same rate as the discount rate. The discount rate is the interest rate used by the Company to value plan liabilities at the end of the year before retirement. The rate for 2006 is 6.00%. Mr. Ellis elected to receive his payment three years after retirement. Messrs. Miller, Stephenson and Wilkins have also elected to receive delayed distributions, but only in the event they retire before age 60.


Contracts With Management


    Each of the Named Officers and certain other officers have entered into Change in Control Severance Agreements (the "Agreements") with AT&T. The purpose of the Agreements is to reinforce and encourage the officers to maintain objectivity and a high level of attention to their duties without distraction from the possibility of a change in control of AT&T. These Agreements provide that in the event of a change in control of AT&T, as that term is defined in the Agreements and summarized below, each officer is entitled to certain benefits (the "Severance Benefits") upon the subsequent termination or constructive termination of his or her employment, unless such termination is due to death or disability, or the termination is by AT&T for cause (as defined in the Agreements); or the termination is by the officer for other than good reason (as defined in the Agreements).


    As discussed under "Change in Control Provisions" in the Report of the Human Resources Committee, Severance Benefits are being substantially reduced effective January 1, 2007. The following describes the Severance Benefits in effect through 2006 pending the effectiveness of the new provisions. The Severance Benefits include the payment of the officer's full base salary through the date of termination plus all other amounts to which the officer is entitled under any compensation plan of AT&T in effect immediately prior to the change in control. Also, each officer is entitled to a lump sum payment equal to three (Messrs. Whitacre and Ellis) or two (other executive officers) times the sum of (a) the officer's annual base salary in effect immediately prior to termination, (b) the most recently paid amount under the Short Term Incentive Plan or as a Key Executive Officer Short Term Award under the 2001 Incentive Plan, and (c) the cash value of the target award of performance shares granted under the 2001 Incentive Plan applicable to each officer for the most current performance cycle. Additionally, each officer will be provided with life and health benefits, including supplemental medical, vision and dental benefits, for three years from the date of termination, if the officer is not otherwise entitled to the same.

    In the event any payment or benefit received or to be received by an officer in connection with a change in control or the termination of his or her employment, whether pursuant to his or her Agreement and/or under a benefit plan (the "Total Payments"), is determined to be an excess parachute payment as defined in the Internal Revenue Code and thus subject to the 20% Federal excise tax, AT&T will pay the officer an amount equal to the excise tax and all Federal and applicable state taxes resulting from the payment of the excise tax or from payment of such Federal and state taxes.

    Under the Agreements, in general, change in control is deemed to occur if:
(a) anyone (other than an employee benefit plan of AT&T) acquires more than 20% of AT&T's common stock, (b) within a two-year period, the Directors at the beginning of such period (together with any new Directors elected or nominated for election by a two-thirds majority of Directors then in office who were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease to constitute a majority of the Board, or (c) AT&T's stockholders either approve a merger or consolidation that results in someone other than the stockholders immediately prior thereto holding more than 35% of the voting power of the surviving entity or approve the complete liquidation of AT&T or the disposition of substantially all of AT&T's assets.

    In 2001, AT&T entered into an employment agreement with Mr. Whitacre to act as Chairman of the Board and Chief Executive Officer for a five-year term ending November 15, 2006. During the term of the contract, his base salary, the target for his bonus, and the value of his long-term awards will not be less than that in effect for calendar year 2001. The bonus and long-term award are not guaranteed, but are subject to attainment of performance objectives. Pursuant to the agreement, AT&T granted Mr. Whitacre options that expire in 2011 to acquire 2,500,000 shares of AT&T at $39.13 per share. Three-fifths of the options vested on the third anniversary of the agreement and, assuming his continued employment, the remaining options vest on the fifth anniversary; the options also vest if his employment is terminated without cause. AT&T will provide Mr. Whitacre with office facilities and support staff, automobile benefits, limited access to AT&T's aircraft, and health care for the rest of his life. If the Company terminates his employment without cause before the end of the term or if he is unable to perform his duties because of disability or accident, he shall be entitled to continue to receive his salary and other benefits through the end of the term.

    Upon retirement, Mr. Whitacre has agreed to provide consulting services and advice to AT&T for three years after his termination of employment in exchange for an annual fee equal to 50% of his annual salary at retirement. In the event Mr. Whitacre receives a change in control payment under the Change in Control Severance Agreements (described above), his employment term will immediately expire, and the consulting term will be extended by the same period the employment term was reduced.

    AT&T Inc. entered into an employment agreement, dated as of January 30, 2005, with Mr. Dorman. Pursuant to the agreement, Mr. Dorman was elected a Director and President of AT&T Inc. at the closing of the acquisition of AT&T Corp. on November 18, 2005. He resigned as Director effective January 26, 2006, and as President January 31, 2006. Mr. Dorman received no compensation as a Director, but was to be paid an annual base salary that was no less than his annual base salary for 2005. The agreement also provided for him to receive a bonus for the portion of 2005 where he worked for AT&T Inc., which was to be at least at the same target percentage of annual base salary as was established by AT&T Corp. for 2005. Accordingly, he received a 2005 bonus of $504,186 for his AT&T Inc. employment and continued his annual salary of $1,370,000 until his termination of employment. Upon completion of the merger, all of Mr. Dorman's options to purchase shares of Old AT&T common stock were converted into vested AT&T Inc. options and each will remain exercisable for the remainder of its full term as provided by its terms. In addition, all other Old AT&T equity-based or other long or short-term incentive awards held by Mr. Dorman were vested or paid out, as the case may be, and any performance awards were distributed as provided by their terms. Mr. Dorman was also eligible to participate on the same terms as peer executives of AT&T Inc. and its affiliates in all long-term incentive plans of AT&T Inc.; however, because of his termination of employment, no further awards were granted. He also was to participate in employee benefit and perquisite arrangements no less favorable than those generally applicable or made available to peer executives of AT&T Inc. and, during the first six months of the term, those generally applicable or made available to Mr. Dorman prior to completion of the acquisition.

    Under the agreement, as a result of Mr. Dorman terminating his employment with AT&T Inc. during the first six months of the term, he will receive approximately $11,316,232 representing an amount equal to the amount Mr. Dorman would have been entitled to receive under any plan, agreement or program of AT&T (other than his AT&T SERP) had his employment been terminated without cause immediately after completion of the merger (subject to Mr. Dorman's execution of any release required under any such plan, agreement or program); vesting and full-term exercisability (as provided by their terms) for all AT&T equity-based awards; payment of an annuity of $2,247,978 per year under his supplemental retirement arrangement (the "AT&T SERP") that equals 60% of his final three-year average total cash compensation with a 50% survivor annuity payable to Mr. Dorman's spouse; lifetime medical and dental benefits on the same terms and at the same cost as such benefits would have been provided had Mr. Dorman terminated employment immediately before completion of the merger, and Mr. Dorman will be covered under AT&T Inc.'s Executive Health Plan or successor plan.


    Pursuant to the agreement, as a result of Mr. Dorman's termination of employment, Mr. Dorman and AT&T Inc. entered into a consulting agreement whereby Mr. Dorman will provide consulting services for a three-year period following his termination as may be reasonably requested by the Board of Directors of AT&T Inc. or the Chief Executive Officer of AT&T Inc. In consideration for providing such services, Mr. Dorman will be granted
400,000 shares of restricted stock of AT&T Inc. that will vest in three equal annual installments on the first three anniversaries of the date of grant. If Mr. Dorman's consulting services are terminated during the term of the consulting agreement on account of his death, disability or by AT&T Inc. other than for cause, the restrictions on the then remaining shares of restricted stock, if any, will immediately lapse. If Mr. Dorman voluntarily terminates the consulting agreement or is terminated by AT&T Inc. for cause, then any unvested shares of restricted stock will be forfeited.

    Under the employment agreement, Mr. Dorman is restricted from revealing confidential information of AT&T Inc. and, during Mr. Dorman's employment and consultancy and, in the event that Mr. Dorman's employment or consultancy is terminated by AT&T Inc. for cause, for a one-year period after such termination, Mr. Dorman may not solicit for employment any employees of AT&T Inc. and may not compete with AT&T Inc. Mr. Dorman will also receive under the Agreement an estimated $11,127,981 to offset certain excise taxes under
Section 4999 of the Internal Revenue Code so that he would remain in the same after-tax position he would have been in had the excise tax not been imposed.

    One member of the immediate family of Mr. Ellis as well as two members of the immediate family of each of Mr. Stephenson and Mr. Whitacre were employed by subsidiaries of AT&T and were paid a total of approximately $376,000 in 2005. Amounts paid to these employees include salary and bonus, and are comparable to compensation paid to other employees performing similar job functions.

--------------------------------------------------------------------------------
EQUITY COMPENSATION PLAN INFORMATION

    The following table provides information as of December 31, 2005, concerning shares of AT&T common stock authorized for issuance under AT&T's existing equity compensation plans.

                   Equity Compensation Plan Information (1)

--------------------------------------------------------------------------------

                                                                    Number of securities
                                                                    remaining available
                                                                    for future issuance
                          Number of securities                          under equity
                           to be issued upon     Weighted-average    compensation plans
                              exercise of       exercise price of        (excluding
                          outstanding options, outstanding options, securities reflected
                          warrants and rights  warrants and rights     in column (a))
     Plan Category                (a)                  (b)                  (c)
----------------------------------------------------------------------------------------
Equity compensation
 plans approved by
 security holders              63,451,876             $37.84             76,842,181(2)
Equity compensation
 plans not approved by
 security holders (3)         115,541,832             $39.69              4,392,850
----------------------------------------------------------------------------------------
Total                         178,993,708             $39.03             81,235,031

--------------------------------------------------------------------------------


(1) In addition to the shares shown in the above table, certain stock options issued by companies acquired by AT&T were converted into options to acquire AT&T stock. As of December 31, 2005, there were 98,295,241 shares of AT&T common stock subject to the converted options, having a weighted-average exercise price of $42.48. No further grants may be issued under the assumed stock option plans.

(2) Of the shares reported, no more than 23,192,007 shares may be issued as performance shares under the 2001 Incentive Plan and its predecessor, and of these shares, no more than 4,504,034 shares may be issued as restricted stock.

(3) Plans that have not been approved by stockholders include the 1995 Management Stock Option Plan ("1995 Plan"), 2001 Stock Option Grant to Bargained-for and Certain Other Employees ("Bargained-For Plan"), and the NonEmployee Director Stock and Deferral Plan ("NonEmployee Director Plan"). The 1995 Plan and the Bargained-For Plan provide for grants of stock options to management employees (10-year terms) and Bargained-For employees (5-year terms), respectively, subject in each case to vesting requirements and shortened exercise terms upon termination of employment. No further options may be issued under these plans. Under the NonEmployee Director Plan, participants may elect to receive stock units in lieu of retainers and fees. In addition, each nonemployee Director receives an annual award of stock units equal in value to one and one-half times the annual retainer. Directors who become Board members after November 21, 1997, but before September 24, 2004, also receive up to 10 annual grants of stock units equal to $13,000 each. The stock units are paid out in the form of AT&T stock only after the termination of their employment as a Director. Under the plan, 309,868 shares remain available for future issuance and are included in the table.
   Also included in column (c) are up to 4,082,982 shares that may be purchased under the Stock Savings Plan with reinvested dividend equivalents on deferred Share Units purchased by midlevel and above managers and limited company partial matching contributions. No new contributions may be made to the plan. The shares purchased are not delivered to the employee until after termination of employment, subject to certain accelerated delivery provisions. In addition, participants receive 2 options for each share purchased with employee payroll deductions. The options have a 10-year term and a strike price equal to the fair market value of the stock on the date of grant. The Stock Savings Plan was last approved by stockholders in 1994. The plan was amended by the Board of Directors in 2000 to increase the number of shares available for purchase under the plan (including shares from the company match and reinvested dividend equivalents) and shares subject to options. Stockholder approval was not required for the amendment. To the extent applicable, the amounts shown for non-approved plans in columns (a) and (c) include these additional shares. Shares subject to outstanding options that were previously approved by stockholders are included under approved plans.

--------------------------------------------------------------------------------
STOCK PERFORMANCE GRAPH


                Comparison of Five-Year Cumulative Total Return
                          AT&T, S&P 500 and Peer Group

                                    [CHART]

                                              Peer
                           AT&T               Group               S&P 500
                            ---               -----               -------
      12-31-00              100                100                  100
      12-31-01               84                 97                   99
      12-31-02               60                 77                   69
      12-31-03               61                 77                   88
      12-31-04               64                 88                   98
      12-31-05               64                 75                  103


    Assumes $100 invested on December 31, 2000, in AT&T common stock, Standard & Poor's 500 Index ("S&P 500") and a Peer Group of other large U.S. telecommunications companies (BellSouth Corporation and Verizon, Inc.). The index of telecommunications companies ("Peer Group") is weighted according to the market capitalization of its component companies at the beginning of each period. Total return equals stock price appreciation plus reinvestment of dividends on a quarterly basis.

--------------------------------------------------------------------------------
OTHER BUSINESS

    The Board of Directors is not aware of any matters that will be presented at the meeting for action on the part of stockholders other than those described herein.

    A copy of AT&T's Annual Report to the Securities and Exchange Commission on Form 10-K for the year 2005 may be obtained without charge upon written request to AT&T Stockholder Services, 175 E. Houston, Room 7-F-8, San Antonio, Texas 78205.


    AT&T's Corporate Governance Guidelines, Code of Ethics, and Committee Charters may be viewed online at www.att.com and is also available in print to anyone who requests it.

Stockholder Proposals


    Proposals of stockholders intended for presentation at the 2007 Annual Meeting must be received by AT&T for inclusion in its Proxy Statement and form of proxy relating to that meeting by November 11, 2006. Such proposals should be sent in writing by certified mail to the Vice President and Secretary of AT&T at 175 E. Houston, San Antonio, Texas 78205.

    Stockholders whose proposals are not included in the Proxy Statement but who still intend to submit a proposal at an Annual Meeting and stockholders who intend to submit nominations for Directors at an Annual Meeting are required to notify the Vice President and Secretary of AT&T of their proposal or nominations and to provide certain other information not less than 120 days, nor more than 150 days, before the meeting, in accordance with AT&T's Bylaws.

                                  APPENDIX A


                                   AT&T INC.

                              2006 INCENTIVE PLAN


Article 1  Establishment and Purpose.

        1.1 Establishment of the Plan. AT&T Inc., a Delaware corporation (the "Company" or "AT&T"), hereby establishes an incentive compensation plan (the "Plan"), as set forth in this document.

        1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company's shareowners, and by providing Participants with an incentive for outstanding performance.

        1.3 Effective Date of the Plan. The Plan shall become effective on May 1, 2006, provided that the stockholders of the Company have approved the Plan prior to that time.

Article 2 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

    (a) "Award" means, individually or collectively, a grant or award under this Plan of Stock Options, Restricted Stock (including unrestricted Stock), Restricted Stock Units, Performance Units, or Performance Shares.

    (b) "Award Agreement" means an agreement which may be entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

    (c) "Board" or "Board of Directors" means the AT&T Board of Directors.

    (d) "Cause" shall mean willful and gross misconduct on the part of an Employee that is materially and demonstrably detrimental to the Company or any Subsidiary as determined by the Company in its sole discretion.

    (e) "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareowners of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the

"beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power represented by the Company's then outstanding voting securities, or (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new Director whose election by the Board of Directors or nomination for election by the Company's shareowners was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareowners of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

    (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    (g) "Committee" means the committee or committees of the Board of Directors given authority to administer the Plan as provided in Article 3.

    (h) "Director" means any individual who is a member of the AT&T Board of Directors.

    (i) "Disability" shall mean absence of an Employee from work under the relevant Company or Subsidiary long term disability plan.

    (j) "Employee" means any employee of the Company or of one of the Company's Subsidiaries. "Employment" means the employment of an Employee by the Company or one of its Subsidiaries. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

    (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

    (l) "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

    (m) "Fair Market Value" shall mean the closing price on the New York Stock Exchange ("NYSE") for a Share on the relevant date, or if such date was not a trading day, the next preceding trading date, all as determined by the Company. A trading day is any day that the Shares are traded on the NYSE. In lieu of the foregoing, the Committee may, from time to time, select any other index or measurement to determine the Fair Market Value of Shares under the Plan, including but not limited to an average determined over a period of trading days.

    (n) "Insider" shall mean an Employee who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Company, as those terms are defined under Section 16 of the Exchange Act.

    (o) "Option" means an option to purchase Shares from AT&T.

    (p) "Participant" means an Employee or former Employee who holds an outstanding Award granted under the Plan.

    (q) "Performance Unit" and "Performance Share" shall each mean an Award granted to an Employee pursuant to Article 8 herein.

    (r) "Plan" means this 2006 Incentive Plan. The Plan may also be referred to as the "AT&T 2006 Incentive Plan" or as the "AT&T Inc. 2006 Incentive Plan."

    (s) "Retirement" or to "Retire" shall mean the Participant's Termination of Employment for any reason other than death, Disability or for Cause, on or after the earlier of the following dates, or as otherwise provided by the
Committee: (1) for Officer Level Employees (Participants deemed officer level Employees for compensation purposes as indicated on the records of AT&T), the date the Participant is at least age 55 and has five (5) years of net credited service); or (2) the date the Participant has attained one of the following combinations of age and service, except as otherwise indicated below:

                        Net Credited Service Age
                        -------------------- ---
                        10 years or more     65 or older
                        20 years or more     55 or older
                        25 years or more     50 or older
                        30 years or more     Any age

    For purposes of this Plan only, Net Credited Service shall be calculated in the same manner as "Pension Eligibility Service" under the AT&T Pension Benefit Plan--Nonbargained Program ("Pension Plan"), as that may be amended from time to time, except that service with an Employer shall be counted as though the Employer were a "Participating Company" under the Pension Plan and the Employee was a participant in the Pension Plan.

    (t) "Rotational Work Assignment Company" ("RWAC") shall mean any entity with which AT&T Inc. or any of its Subsidiaries may enter into an agreement to provide an employee for a rotational work assignment.

    (u) "Shares" or "Stock" means the shares of common stock of the Company.

    (v) "Subsidiary" shall mean any corporation, partnership, venture or other entity in which AT&T holds, directly or indirectly, a fifty percent (50%) or greater ownership interest. The Committee may, at its sole discretion, designate, on such terms and conditions as the Committee shall determine, any other corporation, partnership, limited liability company, venture other entity a Subsidiary for purposes of this Plan. Unless otherwise provided by the Committee, Cingular and its direct or indirect majority-owned subsidiaries shall each be deemed a Subsidiary so long as AT&T holds a direct or indirect twenty five percent (25%) or greater ownership interest in Cingular Wireless LLC or its successor.

    (w) "Termination of Employment" or a similar reference shall mean the event where the Employee is no longer an Employee of the Company or of any Subsidiary, including but not limited to where the employing company ceases to be a Subsidiary.

Article 3  Administration.

3.1  The Committee.  Administration of the Plan shall be as follows:

    (a) With respect to Insiders, the Plan and Awards hereunder shall be administered by the Human Resources Committee of the Board or such other committee as may be appointed by the Board for this purpose (each of the Human Resources Committee and such other committee is the "Disinterested Committee"), where each Director on such Disinterested Committee is a "Non-Employee Director", as that term is used in Rule 16b-3 under the Exchange Act (or any successor designation for determining the committee that may administer plans, transactions or awards exempt under Section 16(b) of the Exchange Act), as that rule may be modified from time to time.

    (b) With respect to persons who are not Insiders, the Plan and Awards hereunder shall be administered by each of the Disinterested Committee and such other committee, if any, to which the Board may delegate such authority (such other Committee shall be the "Non-Insider Committee"), and each such Committee shall have full authority to administer the Plan and all Awards hereunder, except as otherwise provided herein or by the Board. The Disinterested Committee may, from time to time, limit the authority of the Non-Insider Committee in any way. Any Committee may be replaced by the Board at any time.

    (c) Except as otherwise indicated from the context, references to the "Committee" in this Plan shall be to either of the Disinterested Committee or the Non-Insider Committee.

3.2 Authority of the Committee. The Committee shall have complete control over the administration of the Plan and shall have the authority in its sole discretion to (a) exercise all of the powers granted to it under the Plan,
(b) construe, interpret and implement the Plan, grant terms and grant notices, and all Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations,
(d) make all determinations necessary or advisable in administering the Plan,
(e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan to reflect changes in applicable law (whether or not the rights of the holder of any Award are adversely affected, unless otherwise provided by the Committee), (g) grant Awards and determine who shall receive Awards, when such Awards shall be granted and the terms and conditions of such Awards, including, but not limited to, conditioning the exercise, vesting, payout or other term of condition of an Award on the achievement of Performance Goals (defined below), (h) unless otherwise provided by the Committee, amend any outstanding Award in any respect, not materially adverse to the Participant, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any Shares acquired pursuant to such Award shall be Restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant's underlying Award), (2) accelerate the time or times at which shares of Common Stock are delivered under the Award (and, without limitation on the Committee's rights, in connection with such acceleration, the Committee may provide that any shares of Common Stock delivered pursuant to such Award shall be Restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the

Grantee's underlying Award), or (3) waive or amend any goals, restrictions or conditions applicable such Award, or impose new goals, restrictions and
(i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, shares of Stock, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Participant's Award), (B) exercised or (C) canceled, forfeited or suspended, (2) Shares, other securities, cash, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant or of the Committee, or (3) Awards may be settled by the Company or any of its Subsidiaries or any of its or their designees.

No Award may be made under the Plan more than ten years after its effective date.

References to determinations or other actions by AT&T or the Company, herein, shall mean actions authorized by the Committee, the Chairman of the Board of AT&T, the Senior Executive Vice President of AT&T in charge of Human Resources or their respective successors or duly authorized delegates, in each case in the discretion of such person, provided, however, only the Disinterested Committee may take action with respect to Insiders with regard to granting or determining the terms of Awards or other matters that would require the Disinterested Committee to act in order to comply with Rule 16b-3 promulgated under the Exchange Act.

All determinations and decisions made by AT&T pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including but not limited to the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

Article 4  Shares Subject to the Plan.

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the number of Shares available for issuance under the Plan shall not exceed 90 million Shares. The Shares granted under this Plan may be either authorized but unissued or reacquired Shares. The Disinterested Committee shall have full discretion to determine the manner in which Shares available for grant are counted in this Plan.

4.2 Share Accounting. Without limiting the discretion of the Committee under this section, unless otherwise provided by the Disinterested

Committee, the following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan or compliance with the foregoing limits:

    (a) If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant's original purchase price, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for issuance under the Plan.

    (b) Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash, other than an Option.

    (c) Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations under a Restricted Stock Award shall not again be available for issuance under the Plan; however Shares withheld for tax withholding from other awards shall be available for issuance again.

    (d) If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, or an Option is settled without the payment of the exercise price, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.

4.3 Adjustments in Authorized Plan Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, Stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, an adjustment shall be made in the number and class of Shares which may be delivered under the Plan (including but not limited to individual limits), and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and/or the number of outstanding Options, Shares of Restricted Stock, and Performance Shares (and Performance Units and other Awards whose value is based on a number of Shares) constituting outstanding Awards, as may be determined to be appropriate and equitable by the Disinterested Committee, in its sole discretion, to prevent dilution or enlargement of rights.

Article 5  Eligibility and Participation.

5.1 Eligibility. All management Employees are eligible to receive Awards under this Plan.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee is entitled to receive an Award unless selected by the Committee.

Article 6  Stock Options.

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to eligible Employees at any time and from time to time, and under such terms and conditions, as shall be determined by the Committee. In addition, the Committee may, from time to time, provide for the payment of dividend equivalents on Options, prospectively and/or retroactively, on such terms and conditions as the Committee may require. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Employee; provided, however, that no single Employee may receive Options under this Plan for more than one percent (1%) of the Shares approved for issuance under this Plan during any calendar year. The Committee may not grant Incentive Stock Options, as described in Section 422 of the Code, under this Plan.

6.2 Form of Issuance. Each Option grant may be issued in the form of an Award Agreement and/or may be recorded on the books and records of the Company for the account of the Participant. If an Option is not issued in the form of an Award Agreement, then the Option shall be deemed granted as determined by the Committee. The terms and conditions of an Option shall be set forth in the Award Agreement, in the notice of the issuance of the grant, or in such other documents as the Committee shall determine. Such terms and conditions shall include the Exercise Price, the duration of the Option, the number of Shares to which an Option pertains (unless otherwise provided by the Committee, each Option may be exercised to purchase one Share), and such other provisions as the Committee shall determine.

6.3 Exercise Price. Unless a greater Exercise Price is determined by the Committee, the Exercise Price for each Option Awarded under this Plan shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant (which duration may be extended by the Committee); provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. In the event the Committee does not specify the expiration date of an Option, then such Option will expire on the tenth (10th) anniversary date of its grant, except as otherwise provided herein.

6.5 Vesting of Options. Options shall vest at such times and under such terms and conditions as determined by the Committee; provided, however, unless another vesting period is provided by the Committee at or before the grant of an Option, one-third of the Options will vest on each of the first three anniversaries of the grant; if one Option remains after equally dividing the grant by three, it will vest on the first anniversary of the grant, if two Options remain, then one will vest on each of the first two anniversaries. The Committee shall have the right to accelerate the vesting of any Option; however, the Chairman of the Board or the Senior Executive Vice President-Human Resources, or their respective successors, or such other persons designated by the Committee, shall have the authority to accelerate the vesting of Options for any Participant who is not an Insider.

6.6 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Exercises of Options may be effect only on days and during the hours that the New York Stock Exchange is open for regular trading. The Company may change or limit the times or days Options may be exercised. If an Option expires on a day or at a time when exercises are not permitted, then the Options may be exercised no later than the immediately preceding date and time that the Options were exercisable.

Options shall be exercised by providing notice to the designated agent selected by the Company (if no such agent has been designated, then to the Company), in the manner and form determined by the Company, which notice shall be irrevocable, setting forth the exact number of Shares with respect to which the Option is being exercised and including with such notice payment of the Exercise Price. When Options have been transferred, the Company or its designated agent may require appropriate documentation that the person or persons exercising the Option, if other than the Participant, has the right to exercise the Option. No Option may be exercised with respect to a fraction of a Share.

6.7 Payment. Unless otherwise determined by the Committee, the Exercise Price shall be paid in full at the time of exercise. No Shares shall be issued or transferred until full payment has been received.

Payment may be made:

    (a) in cash, or

    (b) unless otherwise provided by the Committee at any time, and subject to such additional terms and conditions and/or modifications as the Committee or the Company may impose from time to time, and further subject to suspension or termination of this provision by the Committee or Company at any time, by:

        (i) delivery of Shares owned by the Participant in partial (if in partial payment, then together with cash) or full payment; provided, however, as a condition to paying any part of the Exercise Price in Shares, at the time of exercise of the Option, the Participant must establish to the satisfaction of the Company that the Stock tendered to the Company has been held by the Participant for a minimum of six (6) months preceding the tender; or

        (ii) if the Company has designated a stockbroker to act as the Company's agent to process Option exercises, issuance of an exercise notice together with instructions to such stockbroker irrevocably instructing the stockbroker: (A) to immediately sell (which shall include an exercise notice that becomes effective upon execution of a sale order) a sufficient portion of the Shares to be received from the Option exercise to pay the Exercise Price of the Options being exercised and the required tax withholding, and (B) to deliver on the settlement date the portion of the proceeds of the sale equal to the Exercise Price and tax withholding to the Company. In the event the stockbroker sells any Shares on behalf of a Participant, the stockbroker shall be acting solely as the agent of the Participant, and the Company disclaims any responsibility for the actions of the stockbroker in making any such sales. No Shares shall be issued until the settlement date and until the proceeds (equal to the Option Price and tax withholding) are paid to the Company.

If payment is made by the delivery of Shares, the value of the Shares delivered shall be equal to the then most recent Fair Market Value of the Shares established before the exercise of the Option.

Restricted Stock may not be used to pay the Exercise Price.

6.8 Termination of Employment. Unless otherwise provided by the Committee, the following limitations on exercise of Options shall apply upon Termination of Employment:

    (a) Termination by Death or Disability. In the event of the Participant's Termination of Employment by reason of death or Disability, all outstanding Options granted to that Participant shall immediately vest as of the date of Termination of Employment and may be exercised, if at all, no more than three
(3) years from the date of the Termination of Employment, unless the Options, by their terms, expire earlier. However, in the event the Participant was eligible to Retire at the time of Termination of Employment, notwithstanding the foregoing, the Options may be exercised, if at all, no more than five
(5) years from the date of the Termination of Employment, unless the Options, by their terms, expire earlier.

    (b) Termination for Cause. In the event of the Participant's Termination of Employment by the Company for Cause, all outstanding Options held by the Participant shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

    (c) Retirement or Other Termination of Employment. In the event of the Participant's Termination of Employment for any reason other than the reasons set forth in (a) or (b), above:

        (i) If upon the Participant's Termination of Employment, the Participant is eligible to Retire (and if the Participant is an officer level employee for compensation purposes as determined by AT&T, the employee must also be age 55 or older at Termination of Employment), then all outstanding unvested Options granted to that Participant shall immediately vest as of the date of the Participant's Termination of Employment;

        (ii) All outstanding Options which are vested as of the effective date of Termination of Employment may be exercised, if at all, no more than five
    (5) years from the date of Termination of Employment if the Participant is eligible to Retire, or three (3) months from the date of the Termination of Employment if the Participant is not eligible to Retire, as the case may be, unless in either case the Options, by their terms, expire earlier; and

        (iii) In the event of the death of the Participant after Termination of Employment, this paragraph (c) shall still apply and not paragraph (a), above.

    (d) Options not Vested at Termination. Except as provided in paragraphs
(a) and (c)(i), above, all Options held by the Participant which are not vested on or before the effective date of Termination of Employment shall immediately be forfeited to the Company (and the Shares subject to such forfeited Options shall once again become available for issuance under the Plan).

    (e) Notwithstanding the foregoing, the Committee may, in its sole discretion, establish different, or waive, terms and conditions pertaining to the effect of Termination of Employment on Options, whether or not the Options are outstanding, but no such modification shall shorten the terms of Options issued prior to such modification or otherwise be materially adverse to the Participant.

6.9 Employee Transfers. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) or between the Company or a Subsidiary and a RWAC, to the extent the period of employment at a RWAC is equal to or less than five (5) years, shall not be deemed a Termination of Employment. Provided, however, for purposes of this Article 6, termination of employment with a RWAC without a concurrent transfer to the Company or any of its Subsidiaries shall be deemed a Termination of Employment as that term is used herein. Similarly, termination of an entity's status as a Subsidiary or as a RWAC shall be deemed a Termination of Employment of any Participants employed by such Subsidiary or RWAC.

6.10 Restrictions on Exercise and Transfer of Options. Unless otherwise provided by the Committee:

    (a) During the Participant's lifetime, the Participant's Options shall be exercisable only by the Participant or by the Participant's guardian or legal representative. After the death of the Participant, except as otherwise provided by AT&T's Rules for Employee Beneficiary Designations, an Option shall only be exercised by the holder thereof (including, but not limited to, an executor or administrator of a decedent's estate) or his or her guardian or legal representative.

    (b) No Option shall be transferable except: (i) in the case of the Participant, only upon the Participant's death and in accordance with the AT&T Rules for Employee Beneficiary Designations; and (ii) in the case of any holder after the Participant's death, only by will or by the laws of descent and distribution.

6.11 Competition and Solicitation. In the event a Participant directly or indirectly, engages in competitive activity, or has become associated with, employed by, controls, or renders service to any business that is engaged in competitive activity, with (i) the Company, (ii) any Subsidiary, or (iii) any business in which any of the foregoing have a substantial interest, or if the Participant attempts, directly or indirectly, to induce any employee of the Company or a Subsidiary to be employed or perform services elsewhere without the permission of the Company, then the Company may (i) cancel any Option granted to such Participant, whether or not vested, in whole or in part; and/or
(ii) rescind any exercise of the Participant's Options that occurred on or after that date six months prior to engaging in such activity, in which case the Participant shall pay the Company the gain realized or received upon such exercise of Options. "Has become associated with" shall include, among other things, beneficial ownership of 1/10 of 1% or more of a business engaged in competitive activity. The determination of whether a Participant has engaged in any such activity and whether to cancel Options and/or rescind the exercise of Options shall be made by AT&T, and in each case such determination shall be final, conclusive and binding on all persons.

Article 7  Restricted Stock.

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible Employees in such amounts and upon such terms and conditions as the Committee shall determine. In addition to any other terms and conditions imposed by the Committee, vesting of Restricted Stock may be conditioned upon the achievement of Performance Goals in the same manner as provided in Section 8.4, herein, with respect to Performance Shares. No Employee may be awarded, in any calendar year, a number of Shares in the form of Restricted Stock (or Restricted Stock Units) exceeding one percent (1%) of the Shares approved for issuance under this Plan.

7.2 Restricted Stock Agreement. The Committee may require, as a condition to receiving a Restricted Stock Award, that the Participant enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate.

7.3 Transferability. Except as otherwise provided in this Article 7, and subject to any additional terms in the grant thereof, Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until fully vested.

7.4 Restrictions. The Restricted Stock shall be subject to such vesting terms, including the achievement of Performance Goals (as described in Section 8.4), as may be determined by the Committee. Unless otherwise provided by the Committee, to the extent Restricted Stock is subject to any condition to vesting, if such condition or conditions are not satisfied by the time the period for achieving such condition has expired, such Restricted Stock shall be forfeited. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including but not limited to a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. The Committee may also grant Restricted Stock without any terms or conditions in the form of vested Stock Awards.

The Company shall also have the right to retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as the Shares are fully vested and all conditions and/or restrictions applicable to such Shares have been satisfied.

7.5 Removal of Restrictions. Except as otherwise provided in this Article 7 or otherwise provided in the grant thereof, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after completion of all conditions to vesting, if any. However, the Committee, in its sole discretion, shall have the right to immediately vest the shares and waive all or part of the restrictions and conditions with regard to all or part of the Shares held by any Participant at any time.

7.6 Voting Rights, Dividends and Other Distributions. Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such Shares. Except as provided in the following sentence, in the sole discretion of the Committee, other cash dividends and other distributions paid to Participants with respect to Shares of Restricted Stock may be subject to the same restrictions and conditions as the Shares of Restricted

Stock with respect to which they were paid. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid.

7.7 Termination of Employment Due to Death or Disability. In the event of the Participant's Termination of Employment by reason of death or Disability, all restrictions imposed on outstanding Shares of Restricted Stock held by the Participant shall immediately lapse and the Restricted Stock shall immediately become fully vested as of the date of Termination of Employment.

7.8 Termination of Employment for Other Reasons. Unless otherwise provided by the Committee, in the event of the Participant's Termination of Employment for any reason other than those specifically set forth in Section 7.7 herein, all Shares of Restricted Stock held by the Participant which are not vested as of the effective date of Termination of Employment immediately shall be forfeited and returned to the Company.

7.9 Employee Transfers. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) or between the Company or a Subsidiary and a RWAC, to the extent the period of employment at a RWAC is equal to or less than five (5) years, shall not be deemed a Termination of Employment. Provided, however, for purposes of this Article, termination of employment with a RWAC without a concurrent transfer to the Company or any of its Subsidiaries shall be deemed a Termination of Employment as that term is used herein. Similarly, termination of an entity's status as a Subsidiary or as a RWAC shall be deemed a Termination of Employment of any Participants employed by such Subsidiary or RWAC.

7.10 Restricted Stock Units. In lieu of or in addition to Restricted Stock, the Committee may grant Restricted Stock Units ("Units") under such terms and conditions as shall be determined by the Committee. Units shall otherwise be subject to the same terms and conditions under this Plan as Restricted Stock (including but not limited to Change in Control provisions), except that upon vesting, the Participant holding such Units shall receive Shares (or cash equal to the Fair Market Value of the number of Shares) equal to the number of such Units. Units shall have no voting rights, and Units shall not receive dividends, but shall, unless otherwise provided by the Committee, receive dividend equivalents at the time and at the same rate per Unit as dividends are paid per Share with the same record and pay dates.

Article 8  Performance Units and Performance Shares.

8.1 Grants of Performance Units and Performance Shares. Subject to the terms of the Plan, Performance Shares and Performance Units may be granted to eligible Employees at any time and from time to time, as determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units and/or Performance Shares Awarded to each Participant and the terms and conditions of each such Award.

8.2  Value of Performance Shares and Units.

    (a) A Performance Share is equivalent in value to a Share. In any calendar year, no individual may be awarded Performance Shares having a potential payout of Performance Shares exceeding one percent (1%) of the Shares approved for issuance under this Plan.

    (b) A Performance Unit shall be equal in value to a fixed dollar amount determined by the Committee. In any calendar year, no individual may be Awarded Performance Units having a potential payout equivalent exceeding the Fair Market Value, as of the date of granting the Award, of one percent (1%) of the Shares approved for issuance under this Plan. The number of Shares equivalent to the potential payout of a Performance Unit shall be determined by dividing the maximum cash payout of the Award by the Fair Market Value per Share on the effective date of the grant. The Committee may denominate a Performance Unit Award in dollars instead of Performance Units. A Performance Unit Award may be referred to as a "Key Executive Officer Short Term Award."

8.3 Performance Period. The Performance Period for Performance Shares and Performance Units is the period over which the Performance Goals are measured. The Performance Period is set by the Committee for each Award; however, in no event shall an Award have a Performance Period of less than one year.

8.4 Performance Goals. For each Award of Performance Shares or Performance Units, the Committee shall establish (and may establish for other Awards) performance objectives ("Performance Goals") for the Company, its Subsidiaries, and/or divisions of any of foregoing, using the Performance Criteria and other factors set forth in (a) and (b), below. It may also use other criteria or factors in establishing Performance Goals in addition to or in lieu of the foregoing. A Performance Goal may be stated as an absolute value or as a value determined relative to an index, budget, prior period, similar measures of a peer group of other companies or other standard selected by the Committee. Performance Goals shall include payout tables, formulas or other standards to be used in determining the extent to which the Performance Goals are met, and, if met, the number of Performance Shares and/or Performance Units which would be converted into Stock and/or cash (or the rate of such conversion) and distributed to Participants in accordance with
Section 8.6. Unless previously canceled or reduced, Performance Shares and Performance Units which may not be converted because of failure in whole or in part to satisfy the relevant Performance Goals or for any other reason shall be canceled at the time they would otherwise be distributable. When the Committee desires an Award of Performance Shares, Performance Units, Restricted Stock or Restricted Stock Units to qualify under Section 162(m) of the Code, as amended, the Committee shall establish the Performance Goals for the respective Award prior to or within 90 days of the beginning of the Performance Period relating to such Performance Goal, and not later than after 25% of such period has elapsed. For all other Awards, the Performance Goals must be established before the end of the respective Performance Period.

    (a) The Performance Criteria which the Committee is authorized to use, in its sole discretion, are any of the following criteria or any combination thereof, including but not limited to the offset against each other of any combination of the following criteria:

        (1) Financial performance of the Company (on a consolidated basis), of one or more of its Subsidiaries, and/or a division of any of the foregoing. Such financial performance may be based on net income, Value Added (after-tax cash operating profit less depreciation and less a capital charge), EBITDA (earnings before interest, taxes, depreciation and amortization), revenues, sales, expenses, costs, gross margin, operating margin, profit margin, pre-tax profit, market share, volumes of a particular product or service or category thereof, including but not limited to the product's life cycle (for example, products introduced in the last 2 years), number of customers or subscribers, number of items in service, including but not limited to every category of access or other telecommunication or television lines, return on net assets, return on assets, return on capital, return on invested capital, cash flow, free cash flow, operating cash flow, operating revenues, operating expenses, and/or operating income.

        (2) Service performance of the Company (on a consolidated basis), of one or more of its Subsidiaries, and/or of a division of any of the foregoing. Such service performance may be based upon measured customer perceptions of service quality. Employee satisfaction, employee retention, product development, completion of a joint venture or other corporate transaction, completion of an identified special project, and effectiveness of management.

        (3) The Company's Stock price, return on stockholders' equity, total stockholder return (Stock price appreciation plus dividends, assuming the reinvestment of dividends), and/or earnings per Share.

        (4) Impacts of acquisitions, dispositions, or restructurings, on any of the foregoing.

    (b) Except to the extent otherwise provided by the Committee in full or in part, if any of the following events occur during a Performance Period and would directly affect the determination of whether or the extent to which Performance Goals are met, the effects of such events shall be disregarded in any such computation: changes in accounting principles; extraordinary items; changes in tax laws affecting net income and/or Value Added; natural disasters, including but not limited to floods, hurricanes, and earthquakes; and intentionally inflicted damage to property which directly or indirectly damages the property of the Company or its Subsidiaries. No such adjustment shall be made to the extent such adjustment would cause the Award to fail to satisfy the performance based exemption of Section 162(m) of the Code.

8.5 Dividend Equivalents on Performance Shares. Unless reduced or eliminated by the Committee, a cash payment in an amount equal to the dividend payable on one Share will be made to each Participant for each Performance Share held by a Participant on the record date for the dividend.

8.6  Form and Timing of Payment of Performance Units and Performance
Shares. As soon as practicable after the applicable Performance Period has ended and all other conditions (other than Committee actions) to conversion and distribution of a Performance Share and/or Performance Unit Award have been satisfied (or, if applicable, at such other time determined by the Committee at or before the establishment of the Performance Goal), the Committee shall determine whether and the extent to which the Performance Goals were met for the applicable Performance Units and Performance Shares. If Performance Goals have been met, then the number of Performance Units and Performance Shares to be converted into Stock and/or cash and distributed to the Participants shall be determined in accordance with the Performance Goals for such Awards, subject to any limits imposed by the Committee. Unless the Participant has elected to defer all or part of his Performance Units or Performance Shares as provided in Article 10, herein, payment of Performance Units and Performance Shares shall be made in a single lump sum, as soon as reasonably administratively possible following the determination of the number of Shares or amount of cash to which the Participant is entitled. Performance Units will be distributed to Participants in the form of cash. Performance Shares will be distributed to Participants in the form of 50% Stock and 50% Cash, or at the Participant's election, 100% Stock or 100% Cash. In the event the Participant is no longer an Employee at the time of the distribution, then the distribution shall be 100% in cash, provided the Participant may elect to take 50% or 100% in Stock. At any time prior to the distribution of the Performance Shares and/or Performance Units (or if distribution has been deferred, then prior to the time the Awards would have been distributed), unless otherwise provided by the Committee or prohibited by this Plan (such as in the case of a Change in Control), the Committee shall have the authority to reduce or eliminate the number of Performance Units or Performance Shares to be converted and distributed, or to cancel any part or all of a grant or award of Performance Units or Performance Shares, or to mandate the form in which the Award shall be paid (i.e., in cash, in Stock or both, in any proportions determined by the Committee).

Unless otherwise provided by the Committee, any election to take a greater amount of cash or Stock with respect to Performance Shares must be made in the calendar year prior to the calendar year in which the Performance Shares are distributed (or if distribution has been deferred, then in the year prior to the year the Performance Shares would have been distributed absent such deferral).

For the purpose of converting Performance Shares into cash and distributing the same to the holders thereof (or for determining the amount of cash to be deferred), the value of a Performance Share shall be the Fair Market Value of a Share on the date the Committee authorizes the payout of Awards. Performance Shares to be distributed in the form of Stock will be converted at the rate of one (1) Share per Performance Share.

8.7 Termination of Employment Due to Death or Disability. In the event of the Participant's Termination of Employment by reason of death or Disability, the Participant shall receive a lump sum payout of all outstanding Performance Units and Performance Shares calculated as if all unfinished Performance Periods had ended with 100% of the Performance Goals achieved, payable in the year following the date of Termination of Employment.

8.8 Termination of Employment for Other Reasons. Unless the Committee determines otherwise, in the event of the Participant's Termination of Employment for other than a reason set forth in Section 8.7 (and other than for Cause), if the Participant is not Retirement eligible at Termination of Employment, then upon Termination, the number of the Participant's Performance Units and/or Performance Shares shall be reduced at the time of the Termination of Employment so that the Participant may receive no more than a prorated payout of all Performance Units and Performance Shares granted, based on the number of months the Participant worked at least one day during the respective Performance Period divided by the number of months in the Performance Period.

8.9 Termination of Employment for Cause. In the event of the Termination of Employment of a Participant by the Company for Cause, all Performance Units and Performance Shares shall be forfeited by the Participant to the Company.

8.10 Nontransferability. Performance Units and Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than in accordance with the AT&T Rules for Employee Beneficiary Designations.

Article 9 Beneficiary Designation. In the event of the death of a Participant, distributions or Awards under this Plan, other than Restricted Stock, shall pass in accordance with the AT&T Rules for Employee Beneficiary Designations, as the same may be amended from time to time. Beneficiary Designations of a Participant received by AT&T prior to November 16, 2001, that were applicable to awards under the 1996 Stock and Incentive Plan will also apply to awards under this Plan unless and until the Participant provides to the contrary in accordance with the procedures set forth in such Rules.

Article 10 Deferrals. Unless otherwise provided by the Committee, a Participant may, as permitted by the Company, defer all or part of Awards made under this Plan in accordance with and subject to the terms of such plans so long as such deferral is determined by the Company to be consistent in all respects with Section 409A of the Code.

Article 11  Employee Matters.

11.1 Employment Not Guaranteed. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's Employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or one of its Subsidiaries.

11.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 12  Change in Control.

Unless the Committee provides otherwise prior to the grant of an Award, upon the occurrence of a Change in Control, the following shall apply to such Award:

    (a) Any and all Options granted hereunder to a Participant immediately shall become vested and exercisable upon the Termination of Employment of the Participant by the Company or by the Participant for "Good Reason";

    (b) Any Restriction Periods and all restrictions imposed on Restricted Stock shall lapse and they shall immediately become fully vested upon the Termination of Employment of the Participant by the Company or by the Participant for "Good Reason";

    (c) Unless otherwise determined by the Committee, the payout of Performance Units and Performance Shares shall be determined exclusively by the attainment of the Performance Goals established by the Committee, which may not be modified after the Change in Control, and AT&T shall not have the right to reduce the Awards for any other reason;

    (d) For purposes of this Plan, "Good Reason" means in connection with a termination of employment by a Participant within two (2) years following a Change in Control, (a) an adverse alteration in the Participant's position or in the nature or status of the Participant's responsibilities from those in effect immediately prior to the Change in Control, or (b) any reduction in the Participant's base salary rate or target annual bonus, in each case as in effect immediately prior to the Change in Control, or (c) the relocation of the Participant's principal place of employment to a location that is more than fifty (50) miles from the location where the Participant was principally employed at the time of the Change in Control (except for required travel on the Company's business to an extent substantially consistent with the Participant's customary business travel obligations in the ordinary course of business prior to the Change in Control).

Article 13  Amendment, Modification, and Termination.

13.1 Amendment, Modification, and Termination. The Board or the Disinterested Committee may at any time and from time to time, alter or amend the Plan or any Award in whole or in part or suspend or terminate the Plan in whole or in part.

13.2 Awards Previously Granted. No termination, amendment, or modification of the Plan or any Award shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided, however, that any such modification made for the purpose of complying with Section 409A of the Code may be made by the Company without the consent of any Participant

13.3 Delay in Payment. To the extent required in order to avoid the imposition of any interest and/or additional tax under Section 409A(a)(1)(B) of the Code, any payments or deliveries due as a result of a Termination of Employment may be delayed for six months if a Participant is deemed to be a "specified employee" as defined in Section 409A(a)(2)(i)(B) of the Code.

Article 14  Withholding.

14.1 Tax Withholding. Unless otherwise provided by the Committee, the Company shall deduct or withhold an amount sufficient to satisfy Federal, state, and local taxes (including but not limited to the Participant's employment tax obligations) required by law to be withheld with respect to any taxable event arising or as a result of this Plan ("Withholding Taxes").

14.2 Share Withholding. Unless otherwise provided by the Committee, upon the exercise of Options, the lapse of restrictions on Restricted Stock, the distribution of Performance Shares in the form of Stock, or any other taxable event hereunder involving the transfer of Stock to a Participant, the Company shall withhold Stock equal in value, using the Fair Market Value on the date determined by the Company to be used to value the Stock for tax purposes, to the Withholding Taxes applicable to such transaction.

Any fractional Share of Stock payable to a Participant shall be withheld as additional Federal withholding, or, at the option of the Company, paid in cash to the Participant.

Unless otherwise determined by the Committee, when the method of payment for the Exercise Price is from the sale by a stockbroker pursuant to

Section 6.7(b)(ii), herein, of the Stock acquired through the Option exercise, then the tax withholding shall be satisfied out of the proceeds. For administrative purposes in determining the amount of taxes due, the sale price of such Stock shall be deemed to be the Fair Market Value of the Stock.

If permitted by the Committee, prior to the end of any Performance Period a Participant may elect to have a greater amount of Stock withheld from the distribution of Performance Shares to pay withholding taxes; provided, however, the Committee may prohibit or limit any individual election or all such elections at any time.

Article 15   Successors.

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 16  Legal Construction.

16.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.4 Errors. At any time AT&T may correct any error made under the Plan without prejudice to AT&T. Such corrections may include, among other things, changing or revoking an issuance of an Award.

16.5 Elections and Notices. Notwithstanding anything to the contrary contained in this Plan, all elections and notices of every kind shall be made on forms prepared by AT&T or the General Counsel, Secretary or Assistant

Secretary, or their respective delegates or shall be made in such other manner as permitted or required by AT&T or the General Counsel, Secretary or Assistant Secretary, or their respective delegates, including but not limited to elections or notices through electronic means, over the Internet or otherwise. An election shall be deemed made when received by AT&T (or its designated agent, but only in cases where the designated agent has been appointed for the purpose of receiving such election), which may waive any defects in form. AT&T may limit the time an election may be made in advance of any deadline.

Where any notice or filing required or permitted to be given to AT&T under the Plan, it shall be delivered to the principal office of AT&T, directed to the attention of the Senior Executive Vice President-Human Resources of AT&T or his or her successor. Such notice shall be deemed given on the date of delivery.

Notice to the Participant shall be deemed given when mailed (or sent by telecopy) to the Participant's work or home address as shown on the records of AT&T or, at the option of AT&T, to the Participant's e-mail address as shown on the records of AT&T. It is the Participant's responsibility to ensure that the Participant's addresses are kept up to date on the records of AT&T. In the case of notices affecting multiple Participants, the notices may be given by general distribution at the Participants' work locations.

16.6 Governing Law. To the extent not preempted by Federal law, the Plan, and all awards and agreements hereunder, and any and all disputes in connection therewith, shall be governed by and construed in accordance with the substantive laws of the State of Texas, without regard to conflict or choice of law principles which might otherwise refer the construction, interpretation or enforceability of this Plan to the substantive law of another jurisdiction.

16.7 Venue. Because awards under the Plan are granted in Texas, records relating to the Plan and awards thereunder are located in Texas, and the Plan and awards thereunder are administered in Texas, the Company and the Participant to whom an award under this Plan is granted, for themselves and their successors and assigns, irrevocably submit to the exclusive and sole jurisdiction and venue of the state or federal courts of Texas with respect to any and all disputes arising out of or relating to this Plan, the subject matter of this Plan or any awards under this Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any awards or the terms and conditions of this Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to this Plan, and to ensure consistency in application and interpretation of the Governing Law to the Plan, the parties agree that (a) sole and exclusive appropriate venue for any such action shall be an appropriate federal or state court in Bexar County, Texas, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Texas court, and no other, (c) such Texas court shall have sole and exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating hereto and (d) that the parties waive any and all objections and defenses to bringing any such action before such Texas court, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

                                  APPENDIX B


                                AUDIT COMMITTEE
                         OF THE BOARD OF DIRECTORS OF
                                   AT&T INC.
                                    CHARTER


Purpose

The Audit Committee (the "Committee") is appointed by the Board of Directors of AT&T Inc. to assist the Board in its oversight of: (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements. References in this Charter to "AT&T" or the "Company" shall be to AT&T Inc. and its consolidated subsidiaries unless the context requires otherwise.

The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's proxy statement for the Annual Meeting of Stockholders.

Committee Membership

At the first meeting of the Board of Directors following each Annual Meeting of Stockholders, the Board, after receiving the recommendations of the Corporate Governance and Nominating Committee, shall appoint the members of the Committee and shall determine the Chairperson of the Committee, each to serve at the pleasure of the Board. Committee members shall not have a fixed term. The Committee shall consist of no fewer than three members, including the Chairperson. Each member of the Committee shall meet the independence and experience requirements of the listing standards of the New York Stock Exchange and the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules of the Commission thereunder. The Board shall periodically determine (i) whether each Committee member meets such independence and experience requirements and (ii) whether or not any member of the Committee is an "audit committee financial expert" as that term is defined by the rules and regulations of the Commission. Committee members may not accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company other than in their capacity as a Director.

Procedures

The Committee shall meet as often as it determines, but not less than six times a year. The Committee shall meet periodically with management, the senior internal auditing executive, the independent auditor and the general counsel in separate executive sessions. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. After the Committee meets or otherwise takes action, it shall, as soon as practicable, make a report of its activities at a meeting of the Board.

The Committee may form and delegate authority to subcommittees when determined by the Committee to be necessary or appropriate.

Committee Authority and Responsibilities

The Committee shall have the authority, to the extent it deems necessary or appropriate, to conduct investigations and to retain independent legal, accounting or other advisors. The Committee may authorize and direct the payment of compensation by the Company to the independent auditor for the purpose of preparing or issuing an audit report or for other services and to any advisors employed by the Committee as well as the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Corporate Governance and Nominating Committee. The Committee shall annually evaluate the Committee's own performance and share such evaluation with the Corporate Governance and Nominating Committee.

    Oversight of the Company's Relationship with the Independent Auditor

    1. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor employed by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services (including resolution of disagreements between management and the independent auditor regarding financial reporting). The independent auditor shall report directly to the Committee.

    2. The independent auditor may be engaged by the Company to perform audit services and, to the extent permitted by applicable Federal securities laws and rules thereunder, non-audit services, in each case only where the Committee has pre-approved each such service, subject to the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Committee may either approve such audit and non-audit services or adopt pre-approval policies and procedures provided that the policies and procedures are detailed as to the particular service provided and the Committee is informed of each such service. As a part of such policies and procedures, the Committee may delegate authority to subcommittees consisting of one or more members to grant pre-approvals of audit and permitted non-audit services.

    3. The Committee shall establish policies for the Company's hiring of employees or former employees of the independent auditor.

    4. The Committee shall obtain and review a report from the independent auditor at least annually regarding: (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. After reviewing the foregoing report and the independent auditor's work during the year, the Committee shall evaluate the qualifications, performance and independence of the independent auditor, taking into account the opinions of management and the senior internal auditing executive. As a part of this evaluation, the Committee shall review and evaluate the performance and qualifications of the lead partner of the independent auditor.

    5. The Committee shall, as appropriate, discuss with management the timing and process for the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether, in order to assure continuing auditor independence, it is appropriate to rotate the independent auditing firm.

    6. The Committee shall meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

    Financial Statement and Disclosure Matters

    7. The Committee shall review and discuss with management and the independent auditor, prior to filing the Company's Form 10-K with the

Commission, the annual audited financial statements, including the specific disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

    8. The Committee shall review and discuss with management and the independent auditor, prior to filing the Company's Form 10-Q with the Commission, the quarterly financial statements, including disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the results of the independent auditor's review of the quarterly financial statements.

    9. The Committee shall periodically review and discuss with management and the independent auditor: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

    10. The Committee shall review and discuss with management and the independent auditor reports from the independent auditor on:

        a.  All critical accounting policies and practices to be used;

        b. All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

        c. Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

    11. The Committee shall review and discuss with management the Company's earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

    12. The Committee shall review and discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

    13. The Committee shall annually discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. The discussion shall address, to the extent applicable, any accounting adjustments that were noted or proposed by the independent auditor but were "passed" (as immaterial or otherwise), any communications between the audit team and the auditor's national office with respect to auditing or accounting issues presented by the engagement and any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditor.

    14. The Committee shall review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Forms 10-Q about significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees who have a significant role in the Company's internal control over financial reporting. The Committee shall review with management, the senior internal auditing executive, and the independent auditor, as appropriate, attestations and reports by the independent auditor on the assessments made by management as to internal control over financial reporting.

    Oversight of the Company's Internal Audit Function

    15. The Committee shall review with management the appointment and replacement of the senior internal auditing executive and shall annually evaluate his or her performance.

    16. The Committee shall review with the senior internal auditing executive the significant reports to management prepared by the internal auditing department and management's responses.

    17. The Committee shall review with the senior internal auditing executive, the independent auditor and management the internal audit department responsibilities, budget and staffing and the internal audit plan for the coming year.

    Compliance Oversight Responsibilities

    18. The Committee shall obtain from the independent auditor assurance that
Section 10A(b) of the Exchange Act (relating to reports by the independent auditor made to the Company of illegal acts discovered by the independent auditor) has not been implicated.

    19. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees or other interested persons, of concerns regarding questionable accounting or auditing matters.

    20. The Committee shall discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports made known to AT&T's executive officers that raise material issues regarding the Company's financial statements or accounting policies.

    21. The Committee shall discuss with the Company's General Counsel any significant legal, compliance or regulatory matters that may have a material impact on the financial statements or the Company's compliance policies. The Committee shall oversee the administration and enforcement of the Code of Business Conduct and Code of Ethics.

    Other

    22. The Committee shall be responsible for any other matters expressly delegated to the Committee by the Board from time to time.

Limitation of Committee's Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

[back cover]



[AT&T LOGO]



AT&T INC.


175 E. Houston
P.O. Box 2933
San Antonio, TX 78299-2933


www.att.com

[recycle logo]

AT&T Inc. Annual Meeting of Stockholders                       Admission Ticket

Friday, April 28, 2006                   [MAP]                       [MAP]
Alzafar Shrine Temple
901 North Loop 1604 West
San Antonio, TX
Doors open at 8:00 a.m. CT
Meeting begins at 9:00 a.m. CT
                                       * The Alzafar
                                       Shrine Temple is
                                       located in San
                                       Antonio on the
                                       westbound
                                       frontage road of
                                       North Loop 1604
                                       between the Stone
                                       Oak Parkway and
                                       Blanco Road exits.

--------------------------------------------------------------------------------

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 28, 2006.

The undersigned hereby appoints Edward E. Whitacre, Jr. and Richard G. Lindner, and each of them, proxies, with full power of substitution, to vote all common shares of the undersigned in AT&T Inc. at the Annual Meeting of Stockholders to be held on April 28, 2006, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote such shares (except for shares held in the employee benefit plans noted below) in accordance with the Directors' recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.


The Board of Directors recommends a vote FOR each of the Director proposals (Items 1, 2, 3 and 4) and AGAINST each of the stockholder proposals (Items 5, 6, 7, 8, 9 and 10) listed on the reverse side of this card (each of which is described in the proxy statement). The Board of Directors knows of no other matters that are to be presented at the meeting.


Please sign on the reverse side of this card and return promptly in the enclosed envelope or, if you choose, you can submit your proxy by telephone or through the internet.

This proxy card, when signed and returned, or your telephone or Internet proxy, will also constitute voting instructions to the plan administrator or trustee for any shares held on your behalf under any of the following employee benefit plans: the AT&T Savings Plan, the AT&T Savings and Security Plan, the Old Heritage Advertising & Publishers, Inc. Profit Sharing Plan, the AT&T PAYSOP, the Pacific Telesis Group Employee Stock Ownership Plan, the Tax Reduction Act Stock Ownership Plan (the "TRASOP") sponsored by The Southern New England Telephone Company, the AT&T Long Term Savings Plan for Management Employees, the AT&T Long Term Savings and Security Plan, the AT&T Retirement Savings and Profit Sharing Plan, the AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees, the AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan, the AT&T Stock Ownership Plan, and the Cingular Wireless 401(k) Savings Plan. Shares in each of the foregoing employee benefit plans (except the Old Heritage plan) for which voting instructions are not received, subject to the trustees' fiduciary obligations, will be voted by the trustees in the same proportion as the shares for which voting instructions are received from other participants in each such plan. For shares held in the Old Heritage plan, the trustee has discretionary authority to vote the shares for which no voting instructions are received. Similarly, the proxy card or telephone or Internet proxy will constitute voting instructions to the plan administrator for any shares held on your behalf pursuant to The DirectSERVICE Investment Program (dividend reinvestment plan).

(Please mark your proxy and sign on the reverse side.)

Telephone and Internet Voting Instructions

Instead of mailing your proxy, you can vote by telephone OR Internet. Available 24 hours a day 7 days a week.

 To vote using the Telephone (within    To vote using the Internet
 U.S. and Canada)
 .   Call toll free 1-866-731-VOTE      .   Go to the following web
     (8683) any time on a touch- tone       site:WWW.COMPUTERSHARE.COM/US/PROXY
     telephone. There is NO CHARGE to
     you for the call.
 .   Follow the simple instructions     .   Enter the information requested
     provided by the recorded message.      on your computer screen and
                                            follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Central Time, on April 27, 2006.
THANK YOU FOR VOTING!

[back of card]

[AT&T logo]                                     Annual Meeting Admission Ticket

2006 Annual Meeting of AT&T Inc. Stockholders
April 28, 2006, 9:00 a.m. Central Time
Alzafar Shrine Temple
901 North Loop 1604 West
San Antonio, TX

Upon arrival, please present this admission ticket and photo identification at the registration desk.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTRANET VOTING INSTRUCTIONS.

--------------------------------------------------------------------------------
Annual Meeting Proxy Card

--------------------------------------------------------------------------------

[_] Please mark this box with an X if your address has changed and print the new address below.
________________________________

________________________________


A Elect Directors

The Board of Directors recommends a vote FOR the listed nominees.


1. Nominees:                 For Withhold                              For Withhold

01 - William F. Aldinger III [_]    [_]   10 - Mary S. Metz            [_]    [_]

02 - Gilbert F. Amelio       [_]    [_]   11 - Toni Rembe              [_]    [_]

03 - August A. Busch III     [_]    [_]   12 - S. Donley Ritchey       [_]    [_]

04 - Martin K. Eby, Jr.      [_]    [_]   13 - Joyce M. Roche          [_]    [_]

05 - James A. Henderson      [_]    [_]   14 - Randall L. Stephenson   [_]    [_]

06 - Charles F. Knight       [_]    [_]   15 - Laura D'Andrea Tyson    [_]    [_]

07 - Jon C. Madonna          [_]    [_]   16 - Patricia P. Upton       [_]    [_]

08 - Lynn M. Martin          [_]    [_]   17 - Edward E. Whitacre, Jr. [_]    [_]

09 - John B. McCoy           [_]    [_]


B Proposals


The Board of Directors recommends a vote FOR Items 2-4.       For Against Abstain

2. Approve appointment of independent auditors                [_] [_]     [_]

3. Approve 2006 Incentive Plan                                [_] [_]     [_]

4. Approve amendment to Restated Certificate of Incorporation [_] [_]     [_]

The Board of Directors recommends a vote AGAINST Items 5-10.

5. Stockholder Proposal A                                     [_] [_]     [_]

6. Stockholder Proposal B                                     [_] [_]     [_]

7. Stockholder Proposal C                                     [_] [_]     [_]

8. Stockholder Proposal D                                     [_] [_]     [_]

9. Stockholder Proposal E                                     [_] [_]     [_]

10. Stockholder Proposal F                                    [_] [_]     [_]


Discontinue mailing Annual Reports for this account because I already receive multiple copies at this address. [ ]

C Authorized Signatures - This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.


Signature 1 - Please keep signature      Signature 2 - Please keep signature
within the box                           within the box                           Date (mm/dd/yyyy)
---------------------------------------------------------------------------------------------------
                                                                                         /    /
---------------------------------------------------------------------------------------------------

[Broker Card]

PROXY CARD

[logo]

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 28, 2006.

The undersigned hereby appoints Edward E. Whitacre, Jr. and Richard G. Lindner, and each of them, proxies, with full power of substitution, to vote all common shares of the undersigned in AT&T Inc. at the Annual Meeting of Stockholders to be held on April 28, 2006, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, the proxies will vote such shares (except for shares held in the employee benefit plans noted below) in accordance with the Directors' recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.

The Board of Directors recommends a vote FOR each of the Director proposals (Items 1, 2, 3 and 4) and AGAINST each of the stockholder proposals (Items 5, 6, 7, 8, 9 and 10) listed on the reverse side of this card (each of which is described in the proxy statement). The Board of Directors knows of no other matters that are to be presented at the meeting.

The nominees for the Board of Directors are:


1) William F. Aldinger III               6) Charles F. Knight      10) Mary S. Metz          14) Randall L. Stephenson
2) Gilbert F. Amelio                     7) Jon C. Madonna         11) Toni Rembe            15) Laura D'Andrea Tyson
3) August A. Busch III                   8) Lynn M. Martin         12) S. Donley Ritchey     16) Patricia P. Upton
4) Martin K. Eby, Jr.                    9) John B. McCoy          13) Joyce M. Roche        17) Edward E. Whitacre, Jr.
5) James A. Henderson


Please sign on the reverse side of this card and return promptly in the enclosed envelope or, if you choose, you can submit your proxy by telephone or through the internet.

                        (Please mark your proxy and sign on the reverse side.)

AT&T INC.              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Your Directors recommend a vote FOR Items 1, 2, 3 and 4.

                                                                            Withhold
                                                                For All Authority For All Exception*
1. Election of Directors (SEE REVERSE)                            [_]          [_]           [_]
    *For all, except withhold authority to vote from the
      following nominee(s):
                                                                        ----------------------------
                                                                  For        Against       Abstain
2. Approve Appointment of Independent Auditors                    [_]          [_]           [_]
3. Approve 2006 Incentive Plan                                    [_]          [_]           [_]
4. Approve amendment to Restated Certificate of Incorporation     [_]          [_]           [_]

Your Directors recommend a vote AGAINST Items 5, 6, 7, 8, 9 and 10.
                                                                  For        Against       Abstain
5. Stockholder Proposal A                                         [_]          [_]           [_]
6. Stockholder Proposal B                                         [_]          [_]           [_]
7. Stockholder Proposal C                                         [_]          [_]           [_]
8. Stockholder Proposal D                                         [_]          [_]           [_]
9. Stockholder Proposal E                                         [_]          [_]           [_]
10. Stockholder Proposal F                                        [_]          [_]           [_]



-----------------------------  ---------------------------    ----
Signature                      Signature (joint owner)        Date